                                                                    EXHIBIT 4.10

________________________________________________________________________________

                        Clark Refining & Marketing, Inc.


                                       To

                             Bankers Trust Company

                                    Trustee


                            _______________________

                                   INDENTURE


                          Dated as of August 10, 1998



                          8 5/8% Senior Notes due 2008
________________________________________________________________________________

                               TABLE OF CONTENTS


Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture

                                                                            Page
PARTIES.....................................................................   1

RECITALS OF THE COMPANY.....................................................   1

ARTICLE 1.  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION.........   1

 Section 1.01. Definitions..................................................   1

 Section 1.02. Compliance Certificates and Opinions.........................  23

 Section 1.03. Form of Documents Delivered to Trustee.......................  24

 Section 1.04. Acts of Holders; Record Dates................................  24

 Section 1.05. Notices, Etc., to Trustee and Company........................  25

 Section 1.06. Notice to Holders; Waiver....................................  26

 Section 1.07. Conflict with Trust Indenture Act............................  26

 Section 1.08. Effect of Headings and Table of Contents.....................  27

 Section 1.09. Successors and Assigns.......................................  27

 Section 1.10. Separability Clause..........................................  27

 Section 1.11. Benefits of Indenture........................................  27

 Section 1.12. Governing Law................................................  27

 Section 1.13. Legal Holidays...............................................  27

 Section 1.14. No Recourse Against Others...................................  27

ARTICLE 2.  THE SECURITIES..................................................  28

 Section 2.01. Form and Dating..............................................  28

 Section 2.02. Execution and Authentication.................................  29

 Section 2.03. Registrar and Paying Agent...................................  30

 Section 2.04. Paying Agent to Hold Money in Trust..........................  30

 Section 2.05. Holder Lists........................................................................30

 Section 2.06. Transfer and Exchange...............................................................31

 Section 2.07. Replacement Securities..............................................................44

 Section 2.08. Outstanding Securities..............................................................45

 Section 2.09. Treasury Securities.................................................................45

 Section 2.10. Temporary Securities................................................................45

 Section 2.11. Cancellation........................................................................46

 Section 2.12. Defaulted Interest..................................................................46

ARTICLE 3.  SATISFACTION AND DISCHARGE.............................................................46

 Section 3.01. Satisfaction and Discharge of Indenture.............................................46

 Section 3.02. Application of Trust Money..........................................................47

ARTICLE 4.  REMEDIES...............................................................................48

 Section 4.01. Events of Default...................................................................48

 Section 4.02. Acceleration of Maturity; Rescission and Annulment..................................50

 Section 4.03. Collection of Indebtedness and Suits for Enforcement by Trustee.....................51

 Section 4.04. Trustee May File Proofs of Claim....................................................51

 Section 4.05. Trustee May Enforce Claims Without Possession of Securities.........................52

 Section 4.06. Application of Money Collected......................................................52

 Section 4.07. Limitation on Suits.................................................................52

 Section 4.08. Unconditional Right of Holders to Receive Principal, Premium and Interest...........53

 Section 4.09. Restoration of Rights and Remedies..................................................53

 Section 4.10. Rights and Remedies Cumulative......................................................53

 Section 4.11. Delay or Omission Not Waiver........................................................54

 Section 4.12. Control by Holders..................................................................54

 Section 4.13. Waiver of Past Defaults.............................................................54

 Section 4.14. Undertaking for Costs...............................................................55

 Section 4.15. Waiver of Stay, Extension or Usury Laws.............................................55

ARTICLE 5.  THE TRUSTEE............................................................................55

 Section 5.01. Certain Duties and Responsibilities.................................................55

 Section 5.02. Notice of Defaults..................................................................56

 Section 5.03. Certain Rights of Trustee...........................................................56

 Section 5.04. Not Responsible for Recitals or Issuance of Securities..............................57

 Section 5.05. May Hold Securities.................................................................57

 Section 5.06. Money Held in Trust.................................................................57

 Section 5.07. Compensation and Reimbursement......................................................57

 Section 5.08. Disqualification; Conflicting Interests.............................................58

 Section 5.09. Corporate Trustee Required; Eligibility.............................................59

 Section 5.10. Resignation and Removal; Appointment of Successor...................................59

 Section 5.11. Acceptance of Appointment by Successor..............................................60

 Section 5.12. Merger, Conversion, Consolidation or Succession to Business.........................60

 Section 5.13. Preferential Collection of Claims Against Company...................................61

 Section 5.14. Appointment of Authenticating Agent.................................................61

ARTICLE 6.  HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY......................................64

 Section 6.01. Company to Furnish Trustee Names and Addresses of Holders...........................64

 Section 6.02. Preservation of Information; Communications to Holders..............................64

 Section 6.03. Reports by Trustee..................................................................64

 Section 6.04. Reports by Company..................................................................64

ARTICLE 7.  CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE...................................65

 Section 7.01. Company May Consolidate, Etc., Only on Certain Terms................................65

 Section 7.02. Successor Substituted...............................................................65

ARTICLE 8.  SUPPLEMENTAL INDENTURES................................................................66

 Section 8.01. Supplemental Indentures Without Consent of Holders..................................66

 Section 8.02. Supplemental Indentures with Consent of Holders.....................................66

 Section 8.03. Execution of Supplemental Indentures................................................67

 Section 8.04. Effect of Supplemental Indentures...................................................67

 Section 8.05. Conformity with Trust Indenture Act.................................................68

 Section 8.06. Reference in Securities to Supplemental Indentures..................................68

 Section 8.07. Notice of Supplemental Indentures...................................................68

ARTICLE 9.  COVENANTS..............................................................................68

 Section 9.01. Payment of Principal, Premium and Interest..........................................68

 Section 9.02. Maintenance of Office or Agency.....................................................68

 Section 9.03. Money for Securities Payments to Be Held in Trust...................................69

 Section 9.04. Statement by Officers as to Default.................................................70

 Section 9.05. Existence...........................................................................71

 Section 9.06. Provision of Financial Information..................................................71

 Section 9.07. Limitation on Restricted Payments...................................................71

 Section 9.08. Limitation on Dividend and Other Payment Restrictions Affecting
               Restricted Subsidiaries.............................................................73

 Section 9.09. Limitation on Transactions with Shareholders and Affiliates.........................74

 Section 9.10. Limitation on Indebtedness..........................................................75

 Section 9.11. Limitation on Issuance of Guarantees of Indebtedness................................76

 Section 9.12. Limitation on Liens.................................................................76

 Section 9.13. Limitation on Certain Asset Dispositions............................................76

 Section 9.14. Restrictions on Secured Indebtedness................................................77

 Section 9.15. Restrictions on Sales and Leasebacks...............................................78

 Section 9.16. Waiver of Certain Covenants.........................................................79

 Section 9.17. Effect of Investment Grade Rating...................................................79

ARTICLE 10.  REDEMPTION OF SECURITIES..............................................................79

 Section 10.01. Right of Redemption................................................................79

 Section 10.02. Applicability of Article...........................................................80

 Section 10.03. Election to Redeem; Notice to Trustee..............................................80

 Section 10.04. Selection by Trustee of Securities to Be Redeemed..................................80

 Section 10.05. Notice of Redemption...............................................................81

 Section 10.06. Deposit of Redemption Price........................................................81

 Section 10.07. Securities Payable on Redemption Date..............................................82

 Section 10.08. Securities Redeemed in Part........................................................82

 Section 10.09. Offer to Purchase..................................................................82

ARTICLE 11.........................................................................................83

ARTICLE 12.  CHANGE OF CONTROL TRIGGERING EVENT....................................................84

 Section 12.01. Change of Control Triggering Event.................................................84

ARTICLE 13.  DEFEASANCE AND COVENANT DEFEASANCE....................................................84

 Section 13.01. Company's Option to Effect Defeasance or Covenant Defeasance.......................84

 Section 13.02. Defeasance and Discharge...........................................................84

 Section 13.03. Covenant Defeasance................................................................85

 Section 13.04. Conditions to Defeasance or Covenant Defeasance....................................85

 Section 13.05. Deposited Money and U.S. Government Obligations to be Held in Trust;
                Other Miscellaneous Provisions.....................................................87

 Section 13.07. Reinstatement......................................................................88

                                    EXHIBITS
                                    --------

Exhibit A    FORM OF SECURITY

Exhibit B    CERTIFICATE OF TRANSFER

Exhibit C    CERTIFICATE OF EXCHANGE

Exhibit D    CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

                         8 5/8% SENIOR NOTES DUE 2008

          INDENTURE, dated as of August 10, 1998 between Clark Refining & Marketing, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 8182 Maryland Avenue, St. Louis, Missouri, 63105, and Bankers Trust Company, a New York banking corporation, as Trustee (herein called the "Trustee").

                                   RECITALS

          The Company has duly authorized the creation of an issue of its 8 5/8% Senior Notes due 2008 (the "Initial Notes") which, subject to certain conditions, are exchangeable for the Company's 8 5/8% Senior Notes due 2008 which are registrable under the Securities Act (the "Exchange Notes" and, together with the Initial Notes, the "Notes" or the "Securities") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

          All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:

                                  ARTICLE 1.
                                  ----------

                       DEFINITIONS AND OTHER PROVISIONS
                       --------------------------------
                             OF GENERAL APPLICATION
                             ----------------------

Section 1.01.  Definitions
               -----------

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted and consistently applied in the United States which are in effect on the date of this Indenture; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.



  "9 1/2% Notes" means the Company's 9 1/2% Senior Notes due 2004.

  "10 7/8% Notes" means the 10 7/8% Senior Notes due 2005 of Clark USA.

  "8 3/8% Notes" means the 8 3/8% Senior Notes due 2007 of the Company.

  "8 7/8% Senior Subordinated Notes" means the 8 7/8% Senior Subordinated Notes due 2007 of the Company.

  "144A Global Note" means a global note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

  "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

  "Act", when used with respect to any Holder, has the meaning specified in
Section 1.04.

  "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

  "Amended and Restated Term Loan Agreement" means the amended and restated term loan agreement, dated as of August 10, 1998, among the Company, certain lenders, Goldman Sachs Credit Partners L.P., as agent, as amended from time to time.

  "AOC Payment" means all payments made to AOC Limited Partnership, a limited partnership organized under the laws of the State of Missouri, constituting "Additional

Redemption Consideration" required to be paid by Clark USA pursuant to Section
2.4 of the Stock Purchase and Redemption Agreement.

  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Security, the rules and procedures of the Depository, Euroclear and Cedel that apply to such transfer or exchange.

  "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiaries with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, which in the case of either clause
(i), (ii) or (iii), whether in a single transaction or a series of related transactions, result in Net Available Proceeds in excess of $10 million; provided that (x) any transfer, conveyance, sale, lease or other disposition of assets securing the Credit Agreement in connection with the enforcement of the security interests therein and (y) any sale of crude oil, vacuum tower bottoms, refined products or other inventory shall not be deemed an Asset Disposition hereunder.

  "Asset Disposition Trigger Date" has the meaning as specified in Section 9.13.

  "Attributable Indebtedness" means the total net amount of rent required to be paid during the remaining primary term of any particular lease under which any person is at the time liable, discounted at the rate per annum equal to the weighted average interest rate borne by the Notes.

  "Authenticating Agent" means any Person authorized by the Trustee pursuant to
Section 5.15 to act on behalf of the Trustee to authenticate Securities of one or more series.

  "Blackstone" means Blackstone Capital Partners III Merchant Banking Fund L.P. and its affiliates.

  "Blackstone Transaction" means the acquisition of 13,500,000 shares of common stock of Clark USA previously held by Trizec Hahn Corporation and certain of its subsidiaries.

  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and set forth in an Officers' Certificate delivered to the Trustee.

     "Borrowing Base" means, as of any date, an amount equal to the sum of (i) 95% of the accounts receivable owned by the Company and its Restricted Subsidiaries (excluding any accounts receivable from Restricted Subsidiaries and any accounts receivable that are more than 90 days past due) as of such date, plus (ii) 90% of the market value of inventory owned by the Company and its Restricted Subsidiaries as of such date, plus (iii) 100% of the cash and Cash Equivalents owned by the Company and its Restricted Subsidiaries as of such date that are, as of such date, held in one or more separate accounts under the direct control of the agent bank under the Credit Agreement and that are as of such date pledged to secure working capital borrowings under the Credit Agreement.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, City of New York, are authorized or obligated by law, regulation or executive order to close.

     "Capital Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal or mixed, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

     "Capitalized Lease Obligation" of any Person means any lease of any property (whether real, personal or mixed) by such Person as lessee which, in conformity with GAAP, is required to be accounted for as a Capital Lease on the balance sheet of that Person.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of any association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited).

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's or S&P and, in each case, maturing within six months after the date of acquisition.

     "Cedel Bank" means Cedel Bank, SA.

     "Change of Control" means any transaction the result of which is that any Person (an "Acquiring Person") other than Blackstone, or a Person a majority of whose voting equity is owned by Blackstone, becomes the Beneficial Owner, directly or indirectly, of shares of stock of the Company or Clark USA entitling such Acquiring Person to exercise 50% or more of the total voting power of all classes of stock of the Company or Clark USA, as the case may be, entitled to vote in elections of directors. The term "Beneficial Owner" shall be determined in accordance with Rule 13d-3 under the Exchange Act.

     "Change of Control Triggering Event" means the occurrence of a Change of Control resulting in a Rating Decline.

     "Chevron Payment" means that certain contingent payment obligation of Clark USA to Chevron U.S.A. Inc. based on industry refining margins and the volume of refined oil products produced at the Port Arthur Refinery over a five-year period, pursuant to Section 3.1(d) of the Asset Purchase Agreement, dated as of August 18, 1994, between Clark USA and Chevron U.S.A. Inc., as amended.

     "Clark USA" means Clark USA, Inc., a Delaware corporation and the direct parent of the Company.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Adjusted Net Worth" of any Person means the total amount of consolidated stockholder's equity (par value plus additional paid-in capital (including all Capital Stock except as excluded below) plus retained earnings or minus accumulated deficit) of such Person as reflected on the consolidated balance sheet of such Person and its Restricted Subsidiaries for the most recent Quarter prior to the event requiring such determination to be made, after excluding (to the extent otherwise included therein and without duplication) the following (the amount of such stockholder's equity and deductions therefrom to be computed, except as noted below, in accordance with GAAP consistently applied): (i) any amount receivable but not paid from sales of Capital Stock of such Person or its Restricted Subsidiaries determined on a consolidated basis;
(ii) any revaluation or other write-up in book value of assets subsequent to the date hereof (other than write-ups of oil inventory previously written down and other than reevaluations or write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP); (iii) treasury stock; (iv) an amount equal to the excess, if any, of the amount reflected on the books and records of such Person or its Restricted Subsidiaries for the securities of any Person which is not a Restricted Subsidiary of such Person over the lesser of cost or market value (as determined in good faith by the board of directors of such Person or such Restricted Subsidiary); (v) Disqualified Capital Stock; (vi) equity securities of such Person or its Restricted Subsidiaries which are not Disqualified Capital Stock but which are exchangeable for or convertible into debt securities of such Person or such Restricted Subsidiary, as the case may be, other than at the option of such Person or such Restricted Subsidiary except to the extent that the exchange or conversion rights in such other equity securities cannot, under any circumstances, be exercised prior to Maturity;
(vii) the cumulative foreign currency translation adjustment, if any; and (viii) write-offs of non-cash items in an amount not to exceed $80 million.

     "Consolidated Net Operating Income" means, when used with reference to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP, provided that (i) the Net Income of any Person which is not a Subsidiary of such Person or is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to such Person or its Restricted Subsidiaries, (ii) the Net Income of any Unrestricted Subsidiary shall be excluded (except to the extent distributed to the Company or one of its Subsidiaries), (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, (iv) extraordinary gains and losses and gains and losses from the sale of assets outside the ordinary course of such Person's business shall be excluded, (v) the cumulative effect of changes in accounting principles in the year of adoption of such changes shall be excluded and (vi) the tax effect of any of the items described in clauses (i) through (v) above shall be excluded.

     "Consolidated Net Tangible Assets" of a Person means the consolidated total assets of such Person and its Restricted Subsidiaries determined in accordance with GAAP, less the sum of (i) all current liabilities and current liability items, and (ii) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

     "Consolidated Operating Cash Flow" means with respect to any Person, Consolidated Net Operating Income of such Person and its Restricted Subsidiaries without giving effect to gains and losses on securities transactions (net of related taxes) for the period described below, increased by the sum of (i) consolidated Fixed Charges of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period, (ii) consolidated income tax expense (net of taxes relating to gains and losses on securities transactions) of such Person and its Restricted Subsidiaries which reduced Consolidated Net Operating Income for such period, (iii) consolidated depreciation and amortization expense (including amortization of purchase accounting adjustments) of such Person and its Restricted Subsidiaries and other noncash items to the extent any of which reduced Consolidated Net Operating Income for such period, (iv) expenses incurred in connection with the Blackstone Transaction in an amount not to exceed $9 million, and (v) any annual management monitoring, consulting and advisory fees and related expenses paid to Blackstone and its affiliates in an amount not to exceed $2 million, less noncash items which increased Consolidated Net Operating Income for such period, all as determined for such Person and its consolidated Restricted Subsidiaries in accordance with

GAAP for the four full Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date.

     "Consolidated Operating Cash Flow Ratio" means, with respect to any Person, the ratio of (i) Consolidated Operating Cash Flow of such Person and its Restricted Subsidiaries for the four Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date to (ii) the aggregate Fixed Charges of such Person and its Restricted Subsidiaries for such four Quarters, such Fixed Charges to be calculated on the basis of the amount of the Indebtedness and Capitalized Lease Obligations of such Person and its Restricted Subsidiaries outstanding on the Transaction Date and assuming the continuation of market interest rate levels prevailing on the Transaction Date in any calculation of interest rates in respect of floating interest rate obligations; provided, however, that if such Person or any Restricted Subsidiary of such Person shall have acquired, sold or otherwise disposed of any Material Asset or engaged in an Equity Offering during the four full Quarters for which financial information in respect thereof is available immediately prior to the Transaction Date or during the period from the end of such fourth full Quarter to and including the Transaction Date, the calculation required in clause (i) above will be made giving effect to such acquisition, sale or disposition or the other investment of the Net Available Proceeds of such Equity Offering on a pro forma basis as if such acquisition, sale, disposition or investment had occurred at the beginning of such four full Quarter period without giving effect to clause (iii) of the definition of "Consolidated Net Operating Income" (that is, including in such calculation the Net Income for the relevant prior period of any Person acquired in a pooling of interests transaction, notwithstanding the provisions of said clause (iii)); provided, further, that Fixed Charges of such Person during the applicable period shall not include the amount of consolidated interest expense which is directly attributable to Indebtedness to the extent such Indebtedness is reduced by the proceeds of the incurrence of such Indebtedness which gave rise to the need to calculate the Consolidated Operating Cash Flow Ratio. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of the Company as set forth in an Officer's Certificate, to (i) reflect operating expense reductions reasonably expected to result from the acquisition by the Company of such Material Asset or
(ii) eliminate the effect of any extraordinary accounting event with respect to any acquired Person on Consolidated Net Operating Income.

     "Corporate Trust Office" means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Indenture is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services or at any other time at such other address as the Trustee may designate from time to time by notice to the Noteholders.

     "Credit Agreement" means that certain Credit Agreement, dated as of September 25, 1997, by and among the Company and the financial institutions party thereto, including any related notes, recorded or otherwise perfected under applicable law (including any conditional sale or other title guarantees, collateral documents, instruments and agreements executed in connection therewith), and in each case as amended, modified, extended, renewed, refunded, replaced or refinanced from time to time.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Defaulted Interest" has the meaning specified in Section 2.12.

     "Definitive Securities" means certificated Securities that are in the form of the Securities set forth in Article Two hereof, that do not include the information called for by Section 2.06(g)(ii).

     "Depository" means, with respect to Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depository with respect to the Securities, until a successor shall have been appointed and become such Depository pursuant to the applicable provisions of this Indenture, and, thereafter, "Depository" shall mean or include such successor.

     "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

     "Disqualified Capital Stock" means any Capital Stock of the Company that, either by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or passage of time would be, required to be redeemed or purchased (other than pursuant to an offer to repurchase such Capital Stock following a change of control, which offer may not be completed until 45 days after completion of the Offer described in Section 12.01), including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption, sinking fund or similar payment due, on or prior to August 15, 2008.

     "Equity Offering" means any public or private sale of Capital Stock (including options, warrants or rights with respect thereto) of the Company or of Clark USA.

     "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.

     "Event of Default" has the meaning as specified in Section 4.01.

     "Excess Proceeds" has the meaning as specified in Section 9.13.

     "Exchange Act" means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.

     "Exchange Debentures" means the 11 1/2% Subordinated Exchange Debentures due 2009 which may be exchanged for the Exchangeable Preferred Stock of Clark USA, at the option of Clark USA.

     "Exchange Offer" means the offer that may be made by the Company pursuant to the Registration Rights Agreement to exchange Initial Notes for Exchange Notes.

     "Exchangeable Preferred Stock" means the 11 1/2% Senior Cumulative Exchangeable Preferred Stock of Clark USA.

     "Excluded Contribution" means the net cash proceeds received by the Company after the Issue Date from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any Company or Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock of the Company (other than Disqualified Capital Stock), in each case, designated as Excluded Contributions pursuant to an Officers' Certificate.

     "Existing Indebtedness" means any Indebtedness of the Company and its Subsidiaries incurred on or outstanding as of the Issue Date and in any event Indebtedness evidenced by the Credit Agreement, the Amended and Restated Term Loan Agreement, the 9 1/2% Notes, 8 3/8% Notes, and the 8 7/8% Senior Subordinated Notes, whether or not outstanding on the Issue Date.

     "Fixed Charges" of any Person means, for any period, the sum of (i) consolidated Interest Expense of such Person and its Restricted Subsidiaries, plus (ii) all but the principal component of rentals in respect of consolidated Capitalized Lease Obligations of such Person and its Restricted Subsidiaries paid, accrued or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and determined in accordance with GAAP plus (iii) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock of such Person. For purposes of this definition, (a) interest on Indebtedness which accrues on a fluctuating basis for periods succeeding the date of determination shall be deemed to accrue at a rate equal to the average daily rate of interest in effect during such immediately preceding Quarter, and (b) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the chief financial officer, treasurer or controller of such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board).

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entities as have been approved by a significant segment of the accounting profession, which were in effect on November 21, 1997.

     "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.

     "Global Security" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, in the form of Exhibit A hereto issued in accordance with Article 2 hereof.

     "Guaranty" means a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Gulf Merger Agreement" means the Agreement and Plan of Merger, dated as of November 3, 1995, among the Company, Gulf Resources Corporation and GFR, Inc.

     "Gulf Oil Purchase Contract" means the Crude Oil Purchase Contract between GFR, Inc. and Gulf Resources Corporation.

     "Gulf Payments" means all payments (other than the initial purchase price of $26.9 million under the Gulf Oil Purchase Contract) to Gulf Resources Corporation, a Panamanian corporation, and/or any of its Affiliates, in each case, pursuant to the Gulf Merger Agreement, the Gulf Oil Purchase Contract, the Gulf Stockholders' Agreement and the Gulf Pledge Agreement, as each is in effect on the date hereof.

     "Gulf Pledge Agreement" means the Pledge Agreement among the Company, Gulf Resources Corporation and Gulf Resources Holdings, Inc.

     "Gulf Stockholders' Agreement" means the Stockholders' Agreement among the Company, Gulf Resources Corporation and Gulf Resources Holdings, Inc.

     "Holder" means a Person in whose name a Security is registered in the Security Register.

     "IAI Global Note" means the Global Security in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee and that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

     "Indebtedness" with respect to any Person, means any indebtedness, including, in the case of the Company, the indebtedness evidenced by the Notes, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to Capital Leases) (except any such balance that constitutes a trade payable in the ordinary course of business that is not overdue by more than 90 days from the invoice date or is being contested in good faith), if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, and shall also include, to the extent not otherwise included, the Guaranty of Indebtedness of other Persons not included in the financial statements of the Company, the maximum fixed redemption or repurchase price of Disqualified Capital Stock (or if not redeemable or subject to repurchase, the issue price) and the maximum fixed redemption or repurchase price (or if not redeemable or subject to repurchase, the issue price) of Preferred Stock issued by any Restricted Subsidiary of the Company to any Person other than to the Company or a Restricted Subsidiary.

     "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

     "Indirect Participant" means a Person who holds a beneficial interest in a Global Security through a Participant.

     "Initial Purchaser" means an entity that purchases Securities directly from the Company on the Issue Date.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

     "Interest Expense" of any Person means, for any period, the aggregate amount of interest expense in respect of Indebtedness (excluding (a) the Chevron Payment, (b) the AOC Payment, (c) the Gulf Payments and (d) the amortization of debt issuance expense relating to the Securities, the 8 3/8 % Notes, the 8 7/8 % Senior Subordinated Notes and the Indebtedness under the Amended and Restated Term Loan Agreement, but including without limitation or duplication (i) amortization of debt issuance expense with respect to other Indebtedness, (ii) amortization of original issue discount on any Indebtedness and (iii) the interest portion of any deferred payment obligation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financings and the net cost associated with Interest Swap Obligations) paid, accrued or scheduled to be paid or accrued by such Person during such period, determined in accordance with GAAP.

     "Interest Payment Date" means each February 15 and August 15, or if any such day is not a Business Day, on the next succeeding Business Day.

     "Interest Swap Obligations" means, when used with reference to any Person, the obligations of such person under (i) interest rate swap agreements, interest rate exchange agreements, interest rate cap agreements, and interest rate collar agreements, (ii) currency swap agreements and currency exchange agreements and
(iii) other similar agreements or arrangements, which are, in each such case, designed solely to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Investment" means, when used with reference to any Person, any direct or indirect advances, loans or other extensions of credit or capital contributions by such Person to (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or purchases or acquisitions by such Person of Capital Stock, bonds, notes, debentures or other securities issued by, any other Person or any Guaranty or assumption of any liability (contingent or otherwise) by such Person of any Indebtedness or Obligations of any other Person and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Investment Grade" means (i) a Moody's rating of Baa3 or higher and an S&P rating of at least BB+ or (ii) a Moody's Rating of Ba1 or higher and an S&P Rating of at least BBB- or, in each case, if Moody's or S&P shall change their rating system, equivalent ratings.

     "Investment Grade Rating Event" means the assignment of an Investment Grade rating by Moody's or S&P.

     "Issue Date" means August 10, 1998.

     "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind (except for taxes not yet owing) in respect of such asset, whether or not filed, retention agreement, any lease in the nature thereof, any option or other agreement to sell and, with respect to which, any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "Material Asset" means, with respect to the Company or any Restricted Subsidiary of the Company, any asset, related group of assets, business or division of the Company or any Restricted Subsidiary (including any capital stock of any Restricted Subsidiary) which (i) for the most recent fiscal year of the Company, accounted or would have accounted for more than 3% of the consolidated revenues of the Company or (ii) as at the end of such fiscal year, represented or would have represented more than 3% of the consolidated assets of the Company or had a fair market value in excess of $10 million, all as shown
(x) with respect to any sale or disposition, on the consolidated financial statements of the Company for such fiscal year or such shorter period as such assets, business or divisions were owned by the Company or any Restricted Subsidiary and (y) with respect to any acquisition, on consolidated pro forma financial statements of the Company for the four full Quarters for which financial information in respect thereof is available immediately prior to such acquisition, giving effect thereto on a pro forma basis as if such acquisition had occurred at the beginning of such four full Quarters.

     "Maturity" means, with respect to any Notes, the date on which the principal of such Notes becomes due and payable as provided herein, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Available Proceeds" means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) net of (i) all legal and accounting expenses, commissions and other fees and expenses incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such issuance, and
(ii) all payments made by such Person or its Subsidiaries on any Indebtedness which must, in order to obtain a necessary consent to such issuance or by applicable law, be repaid out of the proceeds from such issuance.

     "Net Income" of any Person for any period means the net income (loss) from continuing operations of such Person for such period, determined in accordance with GAAP.

     "Non-Recourse Debt" means Indebtedness as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender.

     "Non-U.S. Person" means a Person who is not a U.S. Person.

     "Obligations" means any principal (and premium, if any), interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offer" has the meaning as specified in Section 10.09.

     "Officers' Certificate" means a certificate signed by at least two officers of the Company, one signature being that of the Chairman of the Board, a Vice Chairman of the Board, the President or a Vice President, and the other signature being that of the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 9.04 shall be the principal executive, financial or accounting officer of the Company.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and whose opinion is reasonably acceptable to the Trustee.

     "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

          (i) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

          (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the

     Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (iii) Securities which have been paid pursuant to Section 2.07 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

     "Participant" means, with respect to the Depository, Euroclear or Cedel, a Person who has an account with the Depository, Euroclear or Cedel, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Cedel).

     "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company. The Company initially appoints the Trustee as Paying Agent.

     "Permitted Indebtedness" means Indebtedness incurred by the Company or its Restricted Subsidiaries (i) to renew, extend, refinance or refund Indebtedness that is permitted to be incurred pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10 or clauses (ii) through (iv) and (xi) below; provided, however, that such Indebtedness does not exceed the principal amount of the Indebtedness so renewed, extended, refinanced or refunded plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by the Company or such Restricted Subsidiary as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection with such refinancing; and provided, however, that Indebtedness the proceeds of which are used to refinance or refund such Indebtedness shall only be permitted if (A) in the case of any refinancing or refunding of Indebtedness that is pari passu with the Notes the refinancing or refunding Indebtedness is made pari passu with the Notes or subordinated to the Notes, (B) in the case of any refinancing or refunding of Indebtedness that is subordinated to the Notes the refinancing or refunding

Indebtedness is made subordinated to the Notes at least to the same extent as such Indebtedness being refinanced or refunded was subordinated to the Notes and
(C) in the case of the refinancing or refunding of Indebtedness that is subordinated to the Notes, the refinancing or refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, (x) does not provide for payments of principal of such Indebtedness at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company or such Restricted Subsidiary (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Indebtedness upon an event of default thereunder), in each case prior to the final stated maturity of the Indebtedness being refinanced or refunded and
(y) does not permit redemption or other retirement (including pursuant to an offer to purchase made by the Company or such Restricted Subsidiary) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refinanced or refunded (other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase made by the Company or such Restricted Subsidiary), which is conditioned upon the change of control of the Company or such Restricted Subsidiary); (ii) arising from time to time under the Credit Agreement in an aggregate principal amount which, together with any obligations under clause (xi) below, do not exceed the greater of (a) $700 million at any one time outstanding less the aggregate amount of all proceeds of all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness and (b) the amount of the Borrowing Base as of such date (calculated on a pro forma basis after giving effect to such borrowing and the application of the proceeds therefrom); (iii) outstanding or incurred on the Issue Date; (iv) evidenced by trade letters of credit incurred in the ordinary course of business not to exceed $20 million in the aggregate at any time; (v) between or among the Company and/or its Restricted Subsidiaries other than Restricted Subsidiaries owned in any part by the Principal Shareholders; (vi) which is Subordinated Indebtedness; (vii) arising out of Sale and Leaseback Transactions or Capitalized Lease Obligations relating to computers and other office equipment and elements, catalysts or other chemicals used in connection with the refining of petroleum or petroleum by-products; (viii) the proceeds of which are used to make the Chevron Payment, the AOC Payment and the Gulf Payments; (ix) arising out of Interest Swap Obligations; (x) in connection with capital projects qualifying under Section 142(a) (or any successor provision) of the Internal Revenue Code of 1986, as amended, in an amount not to exceed $75 million in the aggregate at any time; (xi) obligations of the Company or any Restricted Subsidiary in connection with any Qualified Securitization Transaction in an amount which, together with any amount under clause (ii) above, does not exceed the greater of (a) $700 million at any one time outstanding less the aggregate amount of all proceeds of all Asset Dispositions that have been applied since the Issue Date to permanently reduce the outstanding amount of such Indebtedness and (b) the amount of the Borrowing Base as of such date (calculated on a pro forma basis after giving effect to such borrowing and the application of the proceeds therefrom); (xii) any guarantee by the Company of Indebtedness of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness is permitted to be incurred under Section 9.10; (xiii) Indebtedness or preferred stock of Persons that are acquired by the Company or any of its Restricted Subsidiaries or merged into the Company or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that such Indebtedness or preferred stock is not incurred in contemplation of such acquisition or merger; and provided further that after giving effect to such acquisition or merger either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness under the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10 or (B) the Company's Consolidated Operating Cash Flow Ratio is equal to or greater than such ratio immediately prior to such acquisition or merger; (xiv) in an amount not greater than twice the aggregate amount of cash contributions made to the capital of the Company; (xv) in exchange for, or the proceeds of which are used to refund or refinance the 10-7/8% Notes; provided, however, that after giving effect to such exchange, refunding or refinancing, the Consolidating Operating Cash Flow Ratio exceeds 1.75 to 1.0 and such Indebtedness shall be subordinated to the Securities to at least the same extent as the 8-7/8% Senior Subordinated Notes are subordinated to the Securities; and
(xvi) in addition to Indebtedness permitted by clauses (i) through (xv) above, Indebtedness not to exceed on a consolidated basis for the Company and its Restricted Subsidiaries at any time $75 million.

     "Permitted Liens" means (i) Liens in favor of the Company; (ii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iii) Liens on property existing at the time of acquisition thereof by the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (iv) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (v) Liens existing on the Issue Date; (vi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;
(vii) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;
(viii) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of the Company or impair the use of such property in the operation of the Company's business; (ix) judgment Liens to the extent that such judgments do not cause or constitute a Default or an Event of Default; (x) Liens to secure the payment of all or a part of the purchase price of property or assets acquired or the construction costs of property or assets constructed in the ordinary course of business on or after the Issue Date, provided that (a) such property or assets are used in the Principal Business of the Company, (b) at the time of incurrence of any such Lien, the aggregate principal amount of the obligations secured by such Lien shall not exceed the lesser of the cost or fair market value of the assets or property (or portions thereof) so acquired or constructed, (c) each such Lien shall encumber only the assets or property (or portions thereof) so acquired or constructed and shall attach to such assets or property within 180 days of the purchase or construction thereof and (d) any Indebtedness secured by such Lien shall have been permitted to be incurred under the covenant set forth in Section 9.10; (xi) Liens incurred in the ordinary course of business of the

Company with respect to obligations that do not exceed 5% of Consolidated Net Tangible Assets at any one time outstanding; (xii) Liens incurred in connection with Interest Swap Obligations; (xiii) Liens on any Securitization Program Assets in connection with any Qualified Securitization Transaction; and (xiv) Liens to secure obligations owing from time to time under the Credit Agreement and Guaranties thereof.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, estate, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

     "Place of Payment" has the meaning specified in the third paragraph of Exhibit A attached hereto.

     "Port Arthur Refinery" means the refinery in Port Arthur, Texas and certain other assets acquired from Chevron U.S.A., Inc.

     "Preferred Stock" means any share of Capital Stock of any Person in respect of which the holder thereof is entitled to receive payment before any other payment is made with respect to any other Capital Stock of such Person.

     "Preferred Stock Dividends" means, with respect to any Person for any period, the amount of regularly scheduled dividends accrued, accruable, paid or payable during such period, whether in cash or otherwise, with respect to any Preferred Stock of such Person.

     "Principal Business" means, with respect to the Company and its Restricted Subsidiaries, (i) the business of the acquisition, processing, marketing, refining, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or associated products related thereto, (ii) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith, (iii) any business currently engaged in by the Company or its Restricted Subsidiaries on the Issue Date, and (iv) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.

     "Principal Property" means (i) any refinery and related pipelines, terminalling and processing equipment or (ii) any other real property or marketing assets or related group of such assets of the Company having a fair market value in excess of $20 million.

     "Principal Shareholders" means (i) Blackstone, (ii) Occidental Petroleum Corporation and (iii) Affiliates of the Persons described in the foregoing clauses (i) through (ii), other than the Company and its Subsidiaries.

     "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Initial Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

     "Purchase Date" has the meaning as specified in Section 10.09.

     "Qualified Securitization Transaction" means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey, grant a security interest in or otherwise transfer to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity may sell, convey, grant a security interest in, or otherwise transfer to any other Person, any Securitization Program Assets (whether now existing or arising in the future).

     "Quarter" means a fiscal quarterly period of the Company.

     "Rating Agencies" means (i) S&P and Moody's or (ii) if S&P or Moody's or both of them are not making ratings of the Notes publicly available, a nationally recognized U.S. rating agency or agencies, as the case may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

     "Rating Category" means (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-"); AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories (any of which may include a "1," "2" or "3"); Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories), and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

     "Rating Decline" means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible down grade by any Rating Agency) after the date of public notice of a Change of Control, or of the intention of the Company or of any Person to effect a Change of Control, the rating of the Notes is decreased by both Rating Agencies by one or more categories and the ratings on the Notes following such downgrade is below Investment Grade.

     "Receivables" means all rights of the Company or any Subsidiary of the Company to payments (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise, and including the right to payment of any interest or finance charges), which rights are identified in the accounting records of the Company or such Subsidiary as accounts receivable.

     "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

     "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of the Issue Date, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

     "Regulation S" means Regulation S promulgated under the Securities Act.

     "Regulation S Permanent Global Note" means a permanent global Security in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, and issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period and authenticated as provided in Section
2.02 hereof.

     "Regulation S Temporary Global Note" means a temporary global Security in the form of Exhibit A-1 hereto bearing the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the February 1 or August 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Responsible Officer" shall mean when used with respect to the Trustee, any officer within the Corporate Trust Office including any Vice President, Managing Director, Assistant Vice President, Secretary, Assistant Secretary or Assistant Treasurer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge and familiarity with the particular subject.

     "Restricted Debt Prepayment" means any purchase, redemption, defeasance (including, but not limited to, in-substance or legal defeasance) or other acquisition or retirement for value (collectively a "prepayment") (other than in connection with a concurrent issuance of pari passu or Subordinated Indebtedness), directly or indirectly, by the Company or a Restricted Subsidiary, prior to the scheduled maturity on or prior to any scheduled repayment of principal (and premium, if any) or sinking fund payment, in respect of Indebtedness of the Company (other than the Notes) which is subordinate in right of payment to the Notes.

     "Restricted Definitive Security" means a Definitive Security bearing the Private Placement Legend.

     "Restricted Global Note" means a Global Security bearing the Private Placement Legend.

     "Restricted Investment" means any direct or indirect Investment by the Company or any Restricted Subsidiary of the Company in (i) any Affiliate of the Company which is not a Restricted Subsidiary of the Company and (ii) any Unrestricted Subsidiary of the Company, other than direct or indirect investments in (a) Polymer Asphalt L.L.C., a Missouri limited liability company
(b) Bagel Street Holdings, Inc. and (c) any pipeline company in which the Company or any of its Restricted Subsidiaries now owns or hereafter acquires any interest;

provided that the aggregate amount of Investments made by the Company or any of its Restricted Subsidiaries pursuant to clauses (a), (b) and (c) above shall not exceed $25 million in the aggregate at any one time outstanding provided, that no Investment in a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction shall be a Restricted Investment.

     "Restricted Payment" means (i) any Stock Payment, (ii) any Restricted Investment, or (iii) any Restricted Debt Prepayment. Notwithstanding the foregoing, Restricted Payments shall not include (a) payments by the Company to any Restricted Subsidiary of the Company, (b) payments by any Restricted Subsidiary of the Company to the Company or any other Restricted Subsidiary of the Company, (c) the Chevron Payment, (d) the AOC Payment and (e) the Gulf Payments.

     "Restricted Period" means the 40-day restricted period as defined in Regulation S.

     "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not (i) an Unrestricted Subsidiary or (ii) a direct or indirect Subsidiary of an Unrestricted Subsidiary.

     "S&P" means Standard & Poor's Rating Services and its successors.

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securitization Program Assets" means (a) all Receivables and inventory which are described as being transferred by the Company or any Subsidiary of the Company pursuant to documents relating to any Qualified Securitization Transaction, (b) all Securitization Related Assets, and (c) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses.

     "Securitization Related Assets" means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables) or to inventory, (ii) any proceeds of such Receivables or inventory and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documents relating to such Qualified Securitization Transaction and (v) other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable or inventory.

     "Securitization Special Purpose Entity" means a Person (including, without limitation, a Subsidiary of the Company) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no activities other than those incidental to such Qualified Securitization Transaction.

     "Security Custodian" means the Trustee, as custodian with respect to the Global Securities, or any successor entity thereto.

     "Security Register" and "Security Registrar" have the respective meanings specified in Section 2.03.

     "Shareholder/Affiliate Transaction" has the meaning as specified in Section 9.09.

     "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Special Interest" has the meaning as specified in the first paragraph of Exhibit A attached hereto.

     "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Company with the consent of the Trustee pursuant to the third paragraph of Exhibit A attached hereto.

     "Stated Maturity" means August 15, 2008.

     "Stock Payment" means, with respect to the Company, any dividend, either in cash or in property (except dividends payable in Capital Stock of the Company which is not convertible into Indebtedness), on, or the making by the Company of any other distribution in respect of, its Capital Stock, now or hereafter outstanding, or the redemption, repurchase, retirement, defeasance or any acquisition for value by the Company, directly or indirectly, of its Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of its Capital Stock, now or hereafter outstanding (other than in exchange for the Company's Capital Stock (other than Disqualified Capital Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Capital Stock)).

     "Stock Purchase and Redemption Agreement" means that certain Stock Purchase and Redemption Agreement dated as of December 30, 1992, by and among AOC Limited

Partnership, P. Anthony Novelly, Samuel R. Goldstein, G&N Investments, Inc., The Horsham Corporation, the Company and Clark USA.

     "Subordinated Indebtedness" means, with respect to the Notes, any Indebtedness of the Company which is subordinated in right of payment to the Notes and with respect to which no payments of principal (by way of sinking fund, mandatory redemption, maturity or otherwise), including, without limitation, at the option of the holder thereof (other than pursuant to an offer to repurchase such Subordinated Indebtedness following a change of control, which offer may not be completed until 45 days after completion of the Offer described in Section 12.01) are required to be made by the Company at any time prior to the Stated Maturity of such Notes.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the total voting power of all classes of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and the power to direct the policies, management and affairs thereof.

     "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

     "Transaction Date" means the date on which the Indebtedness giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio was incurred or the date on which, pursuant to the terms of this Indenture, the transaction giving rise to the need to calculate the Consolidated Operating Cash Flow Ratio occurred.

     "Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.06(g)(i) hereof.

     "TrizecHahn" means the Trizec Hahn Corporation.

     "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the Issue Date; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

     "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee

     "Unrestricted Definitive Security" means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Global Note" means a permanent Global Security in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depository, representing a series of Securities that do not bear and are not required to bear the Private Placement Legend.

     "Unrestricted Subsidiary" means any Subsidiary that is designated by the board of directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; and (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Capital Stock (including options, warrants or other rights to acquire Capital Stock) or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results. The board of directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under Section 9.10 hereof, and
(ii) no Default or Event of Default would be in existence following such designation.

     "U.S. Person" means a U.S. person as defined in Rule 902(o) under the Securities Act.

     "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

     "Wholly Owned U.S. Restricted Subsidiary" of any Person means a Wholly Owned Restricted Subsidiary of such Person which is organized under the laws of any state in the United States or of the District of Columbia.


Section 1.02.  Compliance Certificates and Opinions
               ------------------------------------

               Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

          Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

          (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.  Form of Documents Delivered to Trustee.
               --------------------------------------

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.  Acts of Holders; Record Dates.
               -----------------------------

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and shall be conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 6.01) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          (d) The ownership of Securities shall be proved by the Security Register.

          (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.  Notices, Etc., to Trustee and Company.
               -------------------------------------

          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

          (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust and Agency Services, or

          (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited, in the mail with first-class postage prepaid; if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery; provided that notice to the Trustee shall be deemed given only when received by the Trustee.

Section 1.06.  Notice to Holders; Waiver.
               -------------------------

          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited, in the mail with first-class postage prepaid, if mailed; when receipt acknowledged, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by recognized overnight courier guaranteeing next-day delivery; provided that notice to the Trustee shall be deemed given only when received by the Trustee.

Section 1.07.  Conflict with Trust Indenture Act.
               ---------------------------------

          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.  Effect of Headings and Table of Contents.
               ----------------------------------------

          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns.
               ----------------------

          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10.  Separability Clause.
               -------------------

          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.  Benefits of Indenture.
               ---------------------

          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.  Governing Law.
               -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

Section 1.13.  Legal Holidays.
               --------------

          In any case where any Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Redemption Date, Purchase Date or at the Stated Maturity.

Section 1.14.  No Recourse Against Others.
               --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

                                   ARTICLE 2
                                   ---------


                                 THE SECURITIES
                                 --------------

Section 2.01.  Form and Dating.
               ---------------

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities will be issued in registered form, without coupons and only in denominations of $10,000 and integral multiples of $1,000, provided, however that prior to the date of the Exchange Offer, all Institutional Accredited Investors must hold the Securities only in denominations of $100,000 or more and integral multiples of $1,000.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Global Securities. Notes issued in global form shall be substantially in the form of Exhibits A and A-1 attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Securities" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A or A-1 attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Securities" attached thereto). Each Global Security shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

          Temporary Global Securities. Notes offered and sold in reliance on Regulation S shall be issued initially in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depository, and registered in the name of the Depository or the nominee of the Depository for the accounts of designated agents holding on behalf of Euroclear or Cedel Bank, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period shall terminate upon the last to occur of (i) the 40th day of the Restricted Period and (ii) the receipt by the Trustee of (a) copies of certificates from Euroclear and Cedel Bank certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the

Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(a)(ii) hereof), and (b) an Officers' Certificate from the Company stating that all conditions precedent to the issuance of the Regulation S Permanent Global Note have been satisfied. Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in Regulation S Permanent Global Notes pursuant to the Applicable Procedures. Simultaneously with the authentication of Regulation S Permanent Global Notes, the Trustee shall cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

     Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by Participants through Euroclear or Cedel Bank.


Section 2.02.  Execution and Authentication.
               ----------------------------

          An Officer shall sign the Securities for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time a Security is authenticated, the Security shall nevertheless be valid.

          A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall, upon a written order of the Company signed by two Officers, authenticate Securities for original issue up to the aggregate principal amount stated in paragraph 1 of the Securities. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03.  Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Security Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Security Registrar shall keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may appoint one or more co-security registrars and one or more additional paying agents. The term "Security Registrar" includes any co-security registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Security Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Security Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Security Registrar.

          The Company initially appoints The Depository Trust Company ("DTC") to act as Depository with respect to the Global Securities.

          The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent and to act as Security Custodian with respect to the Global Securities.

Section 2.04.  Paying Agent to Hold Money in Trust.
               -----------------------------------

          The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Securities, and will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Securities.

Section 2.05.  Holder Lists.
               ------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA (S) 312(a).

Section 2.06.  Transfer and Exchange.
               ---------------------

               (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, the

Depository or any such nominee to a successor Depository or a nominee of such successor Depository. All Global Notes (except the Regulation S Temporary Global Note) will be exchanged by the Company for Definitive Securities if (i) the Company delivers to the Trustee written notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 120 days after the date of such notice from the Depository or (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Securities shall be issued in such names as the Depository shall instruct the Trustee. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Security may be transferred and exchanged as provided in
Section 2.06(b),(c) or (f) hereof.

               (b) Transfer and Exchange of Beneficial Interests in the Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

               (i) Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.06(b)(i).

               (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Security Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depository to the Security Registrar containing information regarding the Person in whose name such Definitive Security shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Securities be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (x) the expiration of the Restricted Period and (y) the receipt by the Security Registrar of any certificates required pursuant to Rule 903 under the Securities Act. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Security Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Securities pursuant to Section 2.06(h) hereof.

               (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Security Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Security Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
(1)(a) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

          Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

               (c) Transfer or Exchange of Beneficial Interests for Definitive Securities.

               (v) Beneficial Interests in Restricted Global Notes to Restricted Definitive Securities. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Security, then, upon receipt by the Security Registrar of the following documentation:

                    (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Security, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                    (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(a) thereof;

                    (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                    (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
          Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered. Any Definitive Security issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Security or transferred to a Person who takes delivery thereof in the form of a Definitive Security.

               (vi) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Securities. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Security or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement as defined in and in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement as defined in and in accordance with the Registration Rights Agreement; or

                    (D) the Security Registrar receives the following:

                    (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                    (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Security that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

     and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (vii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Securities. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Security or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Security, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Security to be reduced accordingly pursuant to
     Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Security in the appropriate principal amount. Any Definitive Security issued in exchange for a beneficial interest pursuant to this
     Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Security Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Securities to the Persons in whose names such Notes are so registered. Any Definitive Security issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

               (d) Transfer and Exchange of Definitive Securities for Beneficial Interests.

               (viii) Restricted Definitive Securities to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Securities proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Security Registrar of the following documentation:

                    (A) if the Holder of such Restricted Definitive Security proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                    (B) if such Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                    (C) if such Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                    (D) if such Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                    (E) if such Restricted Definitive Security is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                    (F) if such Restricted Definitive Security is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
(3)(b) thereof; or

                    (G) if such Restricted Definitive Security is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Security, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Permanent Global Note, and in all other cases, the IAI Global Note.

               (ix) Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Securities may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such

     Restricted Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Security Registrar receives the following:

                    (1) if the Holder of such Definitive Securities proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                    (2) if the Holder of such Definitive Securities proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Security Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                    Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

               (x) Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Security may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Securities to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Security to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or
(iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Securities so transferred.

          (a) Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder's compliance with the provisions of this Section 2.06(e), the Security Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Security Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

               (i) Restricted Definitive Securities to Restricted Definitive Securities. Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Security Registrar receives the following:

                    (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                    (B) if the transfer will be made pursuant to Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                    (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

               (ii) Restricted Definitive Security to Unrestricted Definitive Securities. Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

                    (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                    (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                    (C) any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                    (D) the Security Registrar receives the following:

                    (1) if the Holder of such Restricted Definitive Securities proposes to exchange such Notes for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                    (2) if the Holder of such Restricted Definitive Securities proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                    and, in each such case set forth in this subparagraph (D), if the Security Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

               (iii) Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of Unrestricted Definitive Securities may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security. Upon receipt of a request to register such a transfer, the Security Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

          (b) Exchange Offer. Upon the consummation of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an authentication order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Securities in an aggregate principal amount equal to the principal amount of the Restricted Definitive Securities accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Securities so accepted Definitive Securities in the appropriate principal amount.

          (c) Legends. The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

               (i)  Private Placement Legend.

                    (A) Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

     "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT
     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE),
     (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER

     CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. EACH IAI THAT IS NOT A QIB WILL BE REQUIRED TO EFFECT ANY TRANSFER OF NOTES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE INITIAL PURCHASERS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                    (B) Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(iv), (c)(ii), (c)(iii),
(d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

               (ii) Global Note Legend. Each Global Security shall bear a legend in substantially the following form:

     "THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

               (iii) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note shall bear a legend in substantially the following form:

     "THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS

     EXCHANGE FOR BENEFICIAL INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

          (d) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with
Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Notes represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

          (e) General Provisions Relating to Transfers and Exchanges.

               (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company's order or at the Security Registrar's request.

               (ii) No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 8.06, 9.13, 10.08 and 10.09 hereof).

               (iii) The Security Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

               (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

               (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business

     15 days before the day of any selection of Notes for redemption under
     Section 10.04 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (c) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

               (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Security Registrar, any Paying Agent, Authenticating Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

               (vii) The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.02 hereof.

               (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section
     2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.  Replacement Securities.
               ----------------------

          If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee, upon the written order of the Company signed by two Officers of the Company, shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Paying Agent, the Security Registrar and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.08.  Outstanding Securities.
               ----------------------

          The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section
2.09 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

          If the principal amount of any Security is considered paid under
Section 9.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

          If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.  Treasury Securities.
               -------------------

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.10.  Temporary Securities.
               --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities upon a written order of the Company signed by two Officers of the Company. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

          Holders of temporary Securities shall be entitled to all of the benefits of this Indenture.

Section 2.11.  Cancellation.
               ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Security Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such Securities in accordance with the Trustee's normal procedures as in effect from time to time. Certification of the destruction of all canceled Securities shall be delivered to the Company. The Company may not issue new Securities to replace Securities that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.  Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 9.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                                   ----------


                           SATISFACTION AND DISCHARGE
                           --------------------------

Section 3.01.  Satisfaction and Discharge of Indenture.
               ---------------------------------------

          This Indenture shall, upon the request of the Company, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

          (1)  either

          (A) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.03) have been delivered to the Trustee for cancellation; or

          (B) all such Securities not theretofore delivered to the Trustee for cancellation

              (i)   have become due and payable, or

              (ii) will become due and payable at their Stated Maturity within one year, or

              (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

          (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with; and

          (4) the Trustee shall have received such other documents and assurances as the Trustee shall have reasonably requested.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.07, the obligations of the Trustee to any Authenticating Agent under Section 5.15 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 3.02 and the last paragraph of Section 9.03 shall survive.

Section 3.02.  Application of Trust Money.
               --------------------------

          Subject to provisions of the last paragraph of Section 9.03, all money deposited with the Trustee pursuant to Section 3.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such money has been deposited with the Trustee.

                                   ARTICLE 4.
                                   ----------


                                    REMEDIES
                                    --------

Section 4.01.  Events of Default.
               -----------------

          "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Security at its Maturity; or

          (3) failure by the Company to observe or perform any covenant or condition on the part of the Company to be performed or observed pursuant to Section 7.01 hereof; or

          (4) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or a Restricted Subsidiary of the Company), whether such Indebtedness or guarantee now exists or shall be created hereafter, if (a) either (i) such default results from the failure to pay principal (and premium, if any) upon the expressed maturity of such Indebtedness (after the expiration of any applicable grace period) or (ii) as a result of such default the maturity of such Indebtedness has been accelerated prior to its expressed maturity and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which the principal amount unpaid upon its expressed maturity (after the expiration of any applicable grace period), or the maturity of which has been so accelerated, exceeds $25 million; or

          (6) a final judgment or final judgments (not subject to appeal) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Restricted Subsidiary of the Company and such judgment or judgments remain unstayed, in effect and unpaid for a period of 60 consecutive days, provided that the aggregate of all such judgments (to the extent not paid or to be paid by insurance) exceeds $50 million; or

          (7) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any

     Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

          (8) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any Significant Subsidiary of the Company to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any Significant Subsidiary of the Company of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any Significant Subsidiary of the Company to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of their respective property, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by either the Company or any Significant Subsidiary of the Company in writing of an inability to pay debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary of the Company in furtherance of any such action.

Section 4.02.  Acceleration of Maturity; Rescission and Annulment.
               --------------------------------------------------

          If an Event of Default (other than an Event of Default specified in clause 4.01(7) or (8)) with respect to the Securities at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare all of the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration the Notes shall become immediately due and payable.

          In the event of a declaration of acceleration because an Event of Default specified in Section 4.01(5) has occurred and is continuing, such declaration of acceleration shall be automatically annulled if the holders of the Indebtedness which is the subject of such Event of Default have rescinded their declaration of acceleration in respect of such Indebtedness within 90-days thereof and the Trustee has received written notice of such cure, waiver or rescission and no other Event of Default has occurred during such 90-day period which has not been cured or waived. If an Event of Default specified in clauses
(7) or (8) of Section 4.01 occurs, the Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          At any time after such a declaration of acceleration with respect to Securities has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

              (A) all overdue interest, including Special Interest, on all Securities,

              (B) the principal of (and premium, if any, on) any Securities which have become due otherwise than by such declaration of acceleration (including any Securities required to have been purchased on the Purchase Date pursuant to an Offer to purchase made by the Company) and any interest thereon at the rate or rates prescribed therefor in such Securities,

              (C) to the extent that payment of such interest is lawful, interest upon overdue interest, including Special Interest, and principal (and premium, if any) at a rate of 8 5/8% per annum, and

              (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

     and

          (2) all Events of Default with respect to the Securities, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 4.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 4.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.
               ---------------------------------------------------------------

     The Company covenants that if

          (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

          (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

          If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 4.04.  Trustee May File Proofs of Claim.
               --------------------------------

          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same in accordance with Section 4.06 hereof; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.07.

          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 4.05.  Trustee May Enforce Claims Without Possession of Securities.
               -----------------------------------------------------------

          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the

Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 4.06.  Application of Money Collected.
               ------------------------------

          Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section 5.07; and

          SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

Section 4.07.  Limitation on Suits.
               -------------------

          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities;

          (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that not one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 4.08.  Unconditional Right of Holders to Receive Principal, Premium and
               ----------------------------------------------------------------
   Interest.
   ---------

          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.12) interest on such Security on the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date or in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 4.09.  Restoration of Rights and Remedies.
               ----------------------------------

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 4.10.  Rights and Remedies Cumulative.
               ------------------------------

          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.11.  Delay or Omission Not Waiver.
               ----------------------------

          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Subject to Section 4.07, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 4.12.  Control by Holders.

          The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities, provided that

          (1) such direction shall not be in conflict with any rule of law or with this Indenture,

          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (3) the Trustee shall have the right to decline to follow such direction if a Responsible Officer or Officers of the Trustee shall, in good faith, determine that the proceeding so directed would involve the Trustee in personal liability from which it has not been adequately indemnified.

Section 4.13.  Waiver of Past Defaults.

          The Holders of not less than a majority in principal amount of the Outstanding Securities, upon written notice to the Trustee and the Company, may on behalf of the Holders of all the Securities waive any past default hereunder with respect to such series and its consequences, except a default

          (1) in the payment of the principal of (or premium, if any) or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to purchase which has been made by the Company), or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security.

          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 4.14.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Trustee or Holders of more than 10% in aggregate principal amount of the outstanding Notes.

Section 4.15.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede pursuant to any such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 5.
                                   ----------


                                  THE TRUSTEE
                                  -----------

Section 5.01.  Certain Duties and Responsibilities.
               -----------------------------------

          The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act provided, however, that if an Event of Default occurs, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 5.01.

Section 5.02.  Notice of Defaults.
               ------------------

          If a default occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 4.01(4), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 5.03.  Certain Rights of Trustee.
               -------------------------

          Subject to the provisions of Section 5.01:

          (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians and nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

          (h) the rights and protections afforded to the Trustee under this
     Section 5.03 shall be afforded to the Paying Agent, Security Registrar and Authenticating Agent if the Trustee is acting in such capacity.

Section 5.04.  Not Responsible for Recitals or Issuance of Securities.

          The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company, of Securities or the proceeds thereof.

Section 5.05.  May Hold Securities.

          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections
5.07 and 5.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent, as the case may be.

Section 5.06.  Money Held in Trust.

          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 5.07.  Compensation and Reimbursement.

          The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel and any other persons not regularly in its employ), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith; and

          (3) to indemnify the Trustee, its officers, directors, employees and agents for, and to hold it harmless against, any and all loss, liability, damage or expense including taxes (excluding income taxes of the Trustee) incurred without gross negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Indenture, the Securities, the issuance of any Securities or series of Securities or the trust or trusts hereunder, including the costs and expenses of any litigation, threatened or otherwise, in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section 5.07, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such.

          The obligations of the Company under this Section 5.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture or the rejection or termination of this Indenture under bankruptcy law. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or coupons, and the Securities are hereby subordinated to such senior claim. If the Trustee renders services and incurs expenses following an Event of Default under Section 4.01(7) or Section 4.01(8) hereof, the parties hereto and the Holders by their acceptance of the Securities hereby agree that such expenses are intended to constitute expenses of administration under any bankruptcy law.

Section 5.08.  Disqualification; Conflicting Interests.

          If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. Further, it is understood that the Trustee shall be entitled to any and all rights that the Trustee may have in its individual capacity or any other capacity with respect to any Indebtedness of the Company, and no provision of this Indenture shall be construed as to limit or diminish any such right.

Section 5.09.  Corporate Trustee Required; Eligibility.

          There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 5.10.  Resignation and Removal; Appointment of Successor.

          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.11.

          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.11 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

          (d)  If at any time:

          (1) the Trustee shall fail to comply with Section 5.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

          (2) the Trustee shall cease to be eligible under Section 5.09 and shall fail to resign after written request therefor by the Company or by any such Holder, or

          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 4.14, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees. If within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 5.11, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 5.11, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 1.06. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 5.11.  Acceptance of Appointment by Successor.

          Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, including, without limitation, all monies due and owing to the retiring Trustee, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.


Section 5.12.  Merger, Conversion, Consolidation or Succession to Business.

          Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.


Section 5.13.  Preferential Collection of Claims Against Company.

          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).


Section 5.14.  Appointment of Authenticating Agent.

          The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 2.07, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

          If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the Securities referred to in the within-mentioned Indenture.


                                        Bankers Trust Company
                                                                As Trustee



                                        By:
                                            ---------------------------------
                                                   As Authenticating Agent



                                        By:
                                            ---------------------------------
                                                        Authorized Officer

                                   ARTICLE 6.
                                   ----------

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY
               -------------------------------------------------

Section 6.01.  Company to Furnish Trustee Names and Addresses of Holders.

          The Company will furnish or cause to be furnished to the Trustee at any time, and from time to time as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of the names and addresses of the Holders as of a date not more than 15 days prior to the time such list is furnished.


Section 6.02.  Preservation of Information; Communications to Holders.

          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 6.01. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

          (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.


Section 6.03.  Reports by Trustee.

          (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee in writing when any Securities are listed on any stock exchange.


Section 6.04.  Reports by Company.

          The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to the Trust Indenture Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

                                   ARTICLE 7.
                                   ----------

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
              ----------------------------------------------------

Section 7.01.  Company May Consolidate, Etc., Only on Certain Terms.

          The Company shall not consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

          (a) the Surviving Person is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia;

          (b) the Surviving Person (if other than the Company) assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all the obligations of the Company under the Securities and this Indenture;

          (c) at the time of and immediately after such transaction no Default or Event of Default shall have occurred and be continuing;

          (d) except with respect to a merger of the Company with or into Clark USA that does not result in a Rating Decline, after giving pro forma effect to the transaction either (1) the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10 hereof or (2) the Consolidated Operating Cash Flow Ratio of the Surviving Person would be no less than such ratio for the Company immediately prior to the transaction; and

          (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.


Section 7.02.  Successor Substituted.

          Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease or other disposition of the properties and assets of the Company substantially as an entirety in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities; provided, however, that the predecessor Company shall not be relieved from the obligation to pay principal of and interest on the Securities, except in the case of a transfer, conveyance, sale or other disposition (excluding by lease) of all of the Company's assets that meets the requirements of Section 7.01 hereof.


                                   ARTICLE 8.
                                   ----------

                            SUPPLEMENTAL INDENTURES
                            -----------------------

Section 8.01.  Supplemental Indentures Without Consent of Holders.

          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

          (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

          (4)  to secure the Securities; or

          (5)  to establish the form or terms of Securities as permitted by
     Section 2.01; or

          (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (7) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such action pursuant to this clause (7) shall not adversely affect the interests of the Holders in any material respect; or

          (8) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.


Section 8.02.  Supplemental Indentures with Consent of Holders.

          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or

          (2) reduce the principal amount of (or the premium), or interest, including Special Interest, on, any Securities, or

          (3) change the place or currency of payment of principal of (or premium), or interest on, any Securities, or

          (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Securities, or

          (5) reduce the above-stated percentage of Outstanding Securities necessary to modify or amend the Indenture, or

          (6) reduce the percentage of aggregate principal amount of Outstanding Securities necessary for waiver of compliance of certain covenants, as set forth in Article 4.13 or 9.16 hereof, or

          (7) modify any provisions of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants, except as otherwise specified herein.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.


Section 8.03.  Execution of Supplemental Indentures.

          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.


Section 8.04.  Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 8.05.  Conformity with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.


Section 8.06.  Reference in Securities to Supplemental Indentures.

          Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.


Section 8.07.  Notice of Supplemental Indentures.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.02, the Company shall give notice to all Holders of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section
1.06. Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.


                                   ARTICLE 9.
                                   ----------

                                   COVENANTS
                                   ---------

Section 9.01.  Payment of Principal, Premium and Interest.

          The Company covenants and agrees that it shall duly and punctually pay the principal of (and premium, if any) and interest, including Special Interest, on the Securities in accordance with the terms of the Securities and this Indenture.


Section 9.02.  Maintenance of Office or Agency.

          The Company shall maintain an office or agency in the Borough of Manhattan, City of New York where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company initially appoints Bankers Trust Company as Paying Agent and Security Registrar. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company terminates the appointment of a Paying Agent or Security Registrar or otherwise shall fail to maintain any such required office or agency, the Company shall use its reasonable best efforts to appoint a successor Paying Agent or Security Registrar reasonably acceptable to the Trustee. If the Company fails to maintain a Paying Agent or Security Registrar, the Trustee shall act as such, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands. The Company shall forward copies of all presentations, surrenders, notices and demands to the Trustee promptly upon their receipt.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


Section 9.03.  Money for Securities Payments to Be Held in Trust.

          If the Company shall at any time act as its own Paying Agent, it shall, on or prior to 11:00 a.m. New York City time on each due date of the principal of or any premium or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or any premium or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities) in the making of any payment in respect of the Securities, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest, including

Special Interest, on any Security and remaining unclaimed for two years after such principal, premium or interest, including Special Interest, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.


Section 9.04.  Statement by Officers as to Default.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that to the best of such officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such officers' knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of (and premium, if any) or interest, including Special Interest, if any, on the Securities are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the financial statements delivered pursuant to Section 9.06 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation reasonably satisfactory to the Trustee) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Company has violated any provisions of Articles Eight or Ten of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of (i) any default or Event of Default or (ii) any event of default under any other mortgage, indenture or instrument as described in Section 4.01(5), an Officers' Certificate specifying such default, Event of Default or event of default and what action the Company is taking or proposes to take with respect thereto.

Section 9.05.  Existence.
               ---------

          Subject to Article 7, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

Section 9.06.  Provision of Financial Information.
               ----------------------------------

          So long as the Notes are outstanding, whether or not the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents (including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants) which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event
(a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, and (ii) file with the Trustee, in each case, copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provisions thereto if the Company were required to be subject to such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder. In addition, the Company shall, for so long as any Securities remain outstanding, furnish to all Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 9.07.  Limitation on Restricted Payments.
               ---------------------------------

          The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment, unless (i) at the time of and immediately after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing, or would occur as a consequence thereof, (ii) either the Company would (a) at the time of such Restricted Payment and after giving pro forma effect thereto, have a Consolidated Adjusted Net Worth exceeding $200 million or (b) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Operating Cash Flow Ratio test set forth in Section 9.10, and (iii) at the time of and immediately after giving effect to the proposed Restricted Payment (the value of any such payment if other than cash, as determined in good faith by the board of directors of the Company and evidenced by a Board Resolution), the aggregate amount of all Restricted Payments (including Restricted Payments permitted by clauses (b), (j), (l) and (m) of the next succeeding paragraph and excluding the other Restricted Payments permitted by such paragraph) declared or made subsequent to the Issue Date shall not exceed the sum of (a) 50% of the aggregate Consolidated Net Operating Income (or, if such aggregate Consolidated Net Operating Income is a deficit, minus 100% of such deficit) of the Company for the period (taken as one accounting period) from April 1, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment plus (b) 100% of the aggregate net proceeds, including cash and the fair market value of property other than cash (as determined in good faith by the board of directors of the Company and evidenced by a Board Resolution), received by the Company since April 1, 1998, from any Person other than a Subsidiary of the Company as a result of the issuance of Capital Stock (other than any Disqualified Capital Stock) of the Company including such Capital Stock issued upon conversion of Indebtedness or upon exercise of warrants and any contributions to the capital of the Company (other than Excluded Contributions) received by the Company from any such Person plus (c) to the extent that any Restricted Investment that was made after April 1, 1998, is sold for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any). For purposes of any calculation pursuant to the preceding sentence which is required to be made within 60 days after the declaration of a dividend by the Company, such dividend shall be deemed to be paid at the date of declaration.

          The foregoing provisions of this covenant shall not be violated by reason of (a) the payment of any dividends or distributions payable solely in shares of the Company's Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire the Company's Capital Stock (other than Disqualified Capital Stock), (b) the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment complied with the provisions described above, (c) the payment of cash dividends or the making of loans or advances to Clark USA after October 1, 2002, in an amount sufficient to enable Clark USA to make cash payments of interest or dividends required to be made in respect of the Exchangeable Preferred Stock or the Exchange Debentures in accordance with the terms thereof in effect on the Issue Date, (d) the payment of cash dividends or the making of loans or advances in an amount sufficient to enable Clark USA to make payments required to be made in respect of the 10-7/8% Notes in accordance with the terms thereof in effect on the Issue Date, (e) the retirement of any shares of the Company's Capital Stock in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Capital Stock) or options, warrants or other rights to purchase the Company's Capital Stock (other than Disqualified Capital Stock) and the declaration and payment of dividends on such new Capital Stock in an aggregate amount no greater than the amount of dividends declarable and payable on such retired Capital Stock immediately prior to such retirement, (f) the Chevron Payment, (g) the AOC Payment, (h) the Gulf Payments, (i) other Restricted Payments in an aggregate amount not to exceed $50 million, (j) the making of any payment in redemption of Capital Stock of the Company or Clark USA or options to purchase such Capital Stock granted to officers or employees of the Company or Clark USA pursuant to any stock option, stock purchase or other stock plan approved by the board of directors of the Company or Clark USA in connection with the severance or termination of officers or employees not to exceed $8 million per annum or the payment of cash dividends or the making of loans or advances to Clark USA to permit it to make such payments, (k) the declaration and payment of dividends to holders of any class or series of preferred stock of the Company and its Restricted Subsidiaries issued in accordance with Section 9.10, (l) the payment of dividends on the Company's common stock, following the first public offering of the Company's or Clark USA's common stock after the Issue Date, of up to 6% per annum of the net proceeds received by the Company in such public offering or the payment of funds to Clark USA in amounts necessary to permit Clark USA to make such payments to the extent the proceeds of such offering were contributed to the equity capital of the Company; (m) so long as no Default or Event of Default shall have occurred and be continuing (or would result therefrom), the payment to Clark USA (in the form of dividends, loans, advances or otherwise) of 100% of the proceeds of Indebtedness incurred pursuant to clause (xv) of the definition of "Permitted Indebtedness" to redeem, repurchase, defease or otherwise acquire or retire for value the 10-7/8% Notes; provided, however, that at the time of such redemption, repurchase, defeasance or other acquisition or retirement for value, the Consolidated Operating Cash Flow Ratio of the Company, after giving effect to the incurrence of Indebtedness in connection therewith, would be greater than 1.75 to 1.0; (n) the payment of dividends or the making of loans or advances by the Company to Clark USA in an amount not to exceed $2 million in any fiscal year for costs and expenses incurred by Clark USA in its capacity as a holding company or for services rendered to the Company; (o) Restricted Investments not to exceed at any one time an aggregate of $75 million; and (p) Restricted Investments made with Excluded Contributions.

          The board of directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if such designation would not cause a Default or Event of Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated shall be deemed to be Restricted Payments at the time of such designation and shall reduce the amount available for Restricted Payments under the first paragraph of this
Section 9.07. All such outstanding Investments shall be deemed to constitute Investments in an amount equal to the greatest of (x) the net book value of such Investments at the time of such designation, (y) the fair market value of such Investments at the time of such designation, and (z) the original fair market value of such Investments at the time they were made. Such designation shall only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 9.08.  Limitation on Dividend and Other Payment Restrictions Affecting
               ---------------------------------------------------------------
               Restricted Subsidiaries.
               ------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company (other than a Securitization Special Purpose Entity) to, create or otherwise cause or suffer to exist or become effective, any consensual encumbrance or restriction which, by its terms, restricts the ability of any Restricted Subsidiary of the Company (other than a Securitization Special Purpose Entity) to (i) pay dividends or make any other distributions on any such Restricted Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any

Restricted Subsidiary of the Company, (ii) make any loans or advances to the Company or any Restricted Subsidiary of the Company, or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for, in the case of clauses (i), (ii) and (iii) above, any restrictions (a) existing under this Indenture, the Amended and Restated Term Loan Agreement and any restrictions existing on the Issue Date pursuant to any agreement relating to Existing Indebtedness of the Company or any Restricted Subsidiary, (b) pursuant to an agreement relating to Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Restricted Subsidiary, (c) imposed by virtue of applicable corporate law or regulation and relating solely to the payment of dividends or distributions to stockholders, (d) with respect to restrictions of the nature described in clause (iii) above, included in a contract entered into in the ordinary course of business and consistent with past practices that contains provisions restricting the assignment of such contract, (e) pursuant to an agreement effecting a renewal, extension, refinancing, refunding or replacement of Indebtedness referred to in (a) or (b) above; provided, however, that the provisions contained in such renewal, extension, refinancing, refunding or replacement agreement relating to such encumbrance or restriction, taken as a whole, are not materially more restrictive than the provisions contained in the agreement the subject thereof, as determined in good faith by the board of directors, or (f) which shall not in the aggregate cause the Company not to have the funds necessary to pay the principal of, premium, if any, or interest, including Special Interest, on the Notes at their Stated Maturity.

Section 9.09.  Limitation on Transactions with Shareholders and Affiliates.
               -----------------------------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, conduct any business or enter into any transaction or series of similar transactions (including, without limitation, the purchase, sale, transfer, lease or exchange of any property or the rendering of any service) with (i) any direct or indirect holder of more than 5% of any class of Capital Stock of the Company or of any Restricted Subsidiary of the Company (other than transactions between or among the Company and/or its Restricted Subsidiaries except for Restricted Subsidiaries owned in any part by the Principal Shareholders) or (ii) any Affiliate of the Company (other than transactions between or among the Company and/or its Restricted Subsidiaries except for Restricted Subsidiaries owned in any part by the Principal Shareholders) (each of the foregoing, a "Shareholder/Affiliate Transaction") unless the terms of such business, transaction or series of transactions as favorable to the Company or such Restricted Subsidiary in all material respects as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with a Person which is not such a stockholder or Affiliate and, if such transaction or series of transactions involves payment for services of such a stockholder or Affiliate, (x) for amounts greater than $10 million and less than $25 million per annum, the Company shall deliver an Officers' Certificate to the Trustee certifying that such Shareholder/Affiliate Transaction complies with this clause
(ii) or (y) for amounts equal to or greater than $25 million per annum, then (A) a majority of the disinterested members of the board of directors shall in good faith determine that such payments are fair consideration for the services performed or to be performed (evidenced by a Board Resolution) or (B) the Company must receive a favorable opinion from a nationally recognized investment banking firm chosen by the Company or, if no such investment banking firm is in a position to provide such opinion, a similar firm chosen by the Company (having expertise in the specific area which is the subject of the opinion), that such payments are fair consideration for the services performed or to be performed (a copy of which shall be delivered to the Trustee); provided that the foregoing requirements shall not apply to (i) Shareholder/Affiliate Transactions involving the purchase or sale of crude oil, vacuum tower bottoms, refined products or other inventory, so long as (y) in the case of such transactions involving crude oil, such transactions are priced in line with the market price of a crude benchmark and (z) the pricing of each of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties; and provided further that the Gulf Payments shall not be deemed a Shareholder/Affiliate Transaction, (ii) Restricted Payments permitted by the provisions of this Indenture described in Section 9.07, (iii) payments made in connection with the Blackstone Transaction, including fees to Blackstone, (iv) payment of annual management, consulting, monitoring and advisory fees and related expenses to Blackstone and its Affiliates, (v) payment of reasonable and customary fees paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary, (vi) payments by the Company or any of its Restricted Subsidiaries to Blackstone and its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Company in good faith,
(vii) payments or loans to employees or consultants which are approved by a majority of the board of directors of the Company in good faith, (viii) any agreement in effect on the Issue Date and any amendment thereto (so long as any such amendment is not disadvantageous to the holders of the Notes in any material respect) or any transaction contemplated thereby, or (ix) any stockholder agreement or registration rights agreement to which the Company is a party on the Issue Date and any similar agreements which it may enter into thereafter; provided that the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment or under such a similar agreement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the holders of the Notes in any material respect.

Section 9.10.  Limitation on Indebtedness.
               --------------------------

          The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Debt) other than (i) the Notes and the obligations outstanding or incurred on the Issue Date under the Amended and Restated Term Loan Agreement, and (ii) Permitted Indebtedness, unless after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Company's Consolidated Operating Cash Flow Ratio is greater than 2 to 1. Notwithstanding the foregoing, the Company's Unrestricted Subsidiaries may incur Non-Recourse Debt; provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

Section 9.11.  Limitation on Issuance of Guarantees of Indebtedness.
               ----------------------------------------------------

          The Company shall not permit any Restricted Subsidiary, directly or indirectly, to guarantee or secure the payment of any Indebtedness of the Company unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for the guarantee or security of the payment of the Notes by such Restricted Subsidiary (other than the grant of security interests in cash and cash equivalents, receivables and product inventories to secure obligations under the Credit Agreement). If the Indebtedness to be guaranteed is subordinated to the Notes, the guarantee or security of such Indebtedness shall be subordinated to the guarantee or security of the Notes to the same extent as the Indebtedness to be guaranteed is subordinated to the Notes under this Indenture. Notwithstanding the foregoing, any such guarantee or security by a Restricted Subsidiary of the Notes shall provide by its terms that it shall be automatically and unconditionally released and discharged upon either (i) the release or discharge of such guarantee or security of payment of such other Indebtedness, except a discharge by or as a result of payment under such guarantee or security, or (ii) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in compliance with the applicable provision of this Indenture.

Section 9.12.  Limitation on Liens.
               -------------------

          The Company shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any asset now owned or hereafter acquired, or on any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness which is pari passu with or subordinate in right of payment to the Notes, unless the Notes are secured equally and ratably simultaneously with or prior to the creation, incurrence or assumption of such Lien for so long as such Lien exists; provided, that in any case involving a Lien securing Indebtedness which is subordinated in right of payment to the Notes, such Lien is subordinated to the Lien securing the Notes to the same extent that such subordinated debt is subordinated to the Notes.

Section 9.13.  Limitation on Certain Asset Dispositions.
               ----------------------------------------

          The Company shall not, and shall not permit any Restricted Subsidiary of the Company to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration at the time of such disposition (or in the case of a lease, over the term of such lease) at least equal to the fair market value of the shares or assets disposed of (which shall be as determined in good faith by the Company), and (ii) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this covenant: (1) the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets, and (2) any notes or other obligations received by the Company or such Restricted Subsidiary from a transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Disposition; provided, further, that the 75% limitation referred to above in clause (ii) shall not apply to (x) any disposition of assets in which the cash portion of such consideration received therefor on an after-tax basis, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax net proceeds would have been had such transaction complied with the aforementioned 75% limitation, (y) any disposition of assets (other than the Port Arthur Refinery) in exchange for assets of comparable fair market value related to the Principal Business of the Company, provided that in any such exchange of assets of the Company or a Restricted Subsidiary with a fair market value in excess of $20 million occurring when Blackstone fails to hold, directly or indirectly, 30% or more of the total voting power of all classes of stock of the Company, the Company shall obtain an opinion or report from a nationally recognized investment banking firm, valuation expert or accounting firm confirming that the assets received by the Company and such Restricted Subsidiary in such exchange have a fair market value at least equal to the assets so exchanged or (z) any disposition of Securitization Program Assets to any Securitization Special Purpose Entity in exchange for Indebtedness of, procurement of letters of credit and similar instruments by, or equity or other interests in, such Securitization Special Purpose Entity.

          Within 360 days of the later of (a) the receipt of the Net Available Proceeds and (b) the date of such Asset Disposition, the Company may elect to
(i) apply the Net Available Proceeds from such Asset Disposition to permanently redeem or repay Indebtedness of the Company or any Restricted Subsidiary, other than Indebtedness of the Company which is subordinated to the Notes, or (ii) apply the Net Available Proceeds from such Asset Disposition to invest in assets related to the Principal Business of the Company or Capital Stock of any Person primarily engaged in the Principal Business if, as a result of such acquisition, such Person becomes a Restricted Subsidiary. Pending the final application of any such Net Available Proceeds, the Company may temporarily invest such Net Available Proceeds in any manner permitted by this Indenture. Any Net Available Proceeds from an Asset Disposition not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute "Excess Proceeds."

          As soon as practical, but in no event later than 10 Business Days after any date (an "Asset Disposition Trigger Date") that the aggregate amount of Excess Proceeds exceeds $25 million, the Company shall commence an Offer (as described in Section 10.09) to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds and to purchase or prepay the maximum amount of other Indebtedness of Clark USA or the Company having similar rights to be so prepaid or purchased out of such Excess Proceeds, in each case at an Offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, including Special Interest, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Offer, the Company may use the remaining amount for general corporate purposes. Upon completion of such Offer, the amount of Excess Proceeds shall be reset to zero.

Section 9.14.  Restrictions on Secured Indebtedness.
               ------------------------------------

          The following provision shall apply only upon and after the occurrence of an Investment Grade Rating Event. If the Company shall incur, issue, assume or guarantee any Indebtedness secured by a Lien on any Principal Property of the Company or on any share of stock or Indebtedness of any Restricted Subsidiary (other than a Securitization Special Purpose Entity), the Company shall secure the Notes equally and ratably with (or, at the Company's option, prior to) such secured Indebtedness so long as such Indebtedness shall be so secured, unless the aggregate amount of all such secured Indebtedness, together with all Attributable Indebtedness of the Company with respect to any sale and leaseback transactions involving Principal Properties (with the exception of such transactions which are excluded as described in clauses (i) through (v) in Section 9.15 below), would not exceed 10% of Consolidated Net Tangible Assets. The above restriction does not apply to, and there shall be excluded from secured Indebtedness in any computation under such restriction, Indebtedness secured by: (i) Liens on property of, or on any share of stock or Indebtedness of, any corporation existing at the time such corporation becomes a Restricted Subsidiary and Liens on any property acquired from a corporation which is merged with or into the Company or a Subsidiary,
(ii) Liens in favor of the Company; (iii) Liens in favor of governmental bodies to secure progress, advance or other payments; (iv) Liens upon any property acquired after the date of this Indenture, securing the purchase price thereof or created or incurred simultaneously with (or within 270 days after) such acquisition to finance the acquisition of such property or existing on such property at the time of such acquisition, or Liens on improvements after such date, in each case subject to certain conditions and provided that the principal amount of the obligation or indebtedness secured by such Lien shall not exceed 100% of the cost or fair value (as determined in good faith by the Company), whichever shall be lower, of the property at the time of the acquisition, construction or improvement thereof; (v) Liens securing industrial revenue or pollution control bonds; (vi) Liens arising out of any final judgment for the payment of money aggregating not in excess of $25 million which remains unstayed, in effect and unpaid for a period of 60 consecutive days or Liens arising out of any judgments which are being contested in good faith; (vii) Permitted Liens in existence on the date of the Investment Grade Rating Event;
(viii) Liens to secure obligations arising from time to time under the Credit Agreement including Guaranties thereof; or (ix) any extension, renewal, or replacement of any Lien referred to in the foregoing clauses (i) through (viii) inclusive.

Section 9.15.   Restrictions on Sales and Leasebacks.
               -------------------------------------

          The following provision shall apply only upon and after the occurrence of an Investment Grade Rating Event. The Company may not enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Indebtedness of the Company with respect to such transaction plus all secured Indebtedness (with the exception of secured Indebtedness which is excluded as described in clauses (i) through (ix) in
Section 9.14 above) would not exceed 10% of Consolidated Net Tangible Assets. This restriction does not apply to, and there shall be excluded from Attributable Indebtedness in any computation under such restriction, any sale and leaseback transaction if: (i) the lease is for a period, including renewal rights, not in excess of three years; (ii) the sale of the Principal Property is made within 270 days after its acquisition, construction or improvements; (iii) the lease secures or relates to industrial revenue or pollution control bonds;
(iv) the transaction is between the Company and a Restricted Subsidiary; or (v) the Company, within 270 days after the sale is completed, applies to the retirement of Indebtedness of the Company or a Restricted Subsidiary, or to the purchase of other property which shall constitute a Principal Property, an amount not less than the greater of (1) the net proceeds of the sale of the Principal Property leased or (2) the fair market value (as determined by the Company in good faith) of the Principal Property leased. The amount to be applied to the retirement of Indebtedness shall be reduced by (x) the principal amount of any debentures or notes (including the Notes) of the Company or a Restricted Subsidiary surrendered within 270 days after such sale to the trustee for retirement and cancellation, (y) the principal amount of Indebtedness, other than the items referred to in the preceding clause (x), voluntarily retired by the Company or a Restricted Subsidiary within 270 days after such sale and (z) associated transaction expenses.

Section 9.16.  Waiver of Certain Covenants.
               ---------------------------

          The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.06 to 9.15, inclusive, with respect to the Securities if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect; provided, however, with respect to an Offer to purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.

Section 9.17.  Effect of Investment Grade Rating.
               ---------------------------------

          Notwithstanding the foregoing, upon the occurrence of an Investment Grade Rating Event, Sections 7.01(d) and 7.01(e), 9.07, 9.08, 9.09, 9.10, 9.12
and 9.13 shall be of no further force or effect and shall cease to apply to the Company and, in lieu thereof, Sections 9.14 and 9.15 shall take effect.

                                  ARTICLE 10.
                                  -----------


                            REDEMPTION OF SECURITIES
                            ------------------------


Section 10.01.  Right of Redemption.
                -------------------

          The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on and after August 15, 2003 at the Redemption Prices specified in the form of Security attached hereto, together with accrued and unpaid interest to the Redemption Date.

          In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Company to redeem for cash at any time prior to August 15, 2002 up to 35% in aggregate initial principal amount of the Securities, in whole or in part, at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued interest, to the

Redemption Date; provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after such redemption. Any such redemption will be required to occur on or prior to 120 days after the receipt by the Company of the proceeds of any such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing in the Company's Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

Section 10.02.  Applicability of Article.
                ------------------------

          Redemption of the Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 10.03.  Election to Redeem; Notice to Trustee.
                -------------------------------------

          The election of the Company to redeem any Securities pursuant to
Section 10.01 shall be evidenced by a Board Resolution, which Board Resolution shall be delivered to the Trustee at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee). In case of any redemption at the election of the Company of less than all the Securities, the Company shall notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed upon delivery of the Board Resolution related to such redemption.

Section 10.04.  Selection by Trustee of Securities to Be Redeemed.
                -------------------------------------------------

          If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable legal and securities exchange requirements, if any) and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $1,000.

          The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          In the event that the Company is required to make an Offer to purchase pursuant to Sections 10.09 or 9.13 and the amount available for such Offer is not an integral multiple of $1,000, the Trustee shall promptly refund to the Company any remaining excess proceeds, which shall be less than $1,000.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 10.05.  Notice of Redemption.
                --------------------

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2) the Redemption Price, plus accrued interest,

          (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price,

          (5) that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed and that, unless the Company defaults in making the redemption payment, interest thereon will cease to accrue on and after said date,

          (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

          (7) if any of the Securities are being redeemed in part, that on or after the redemption date a new Security in principal amount equal to the unredeemed portion thereof will be issued,

          (8) the provision of the Securities pursuant to which the Securities called for redemption are being redeemed,

          (9) the aggregate principal amount of Securities that are being redeemed, and

          (10) the CUSIP number of the Securities that are being redeemed.

          Notice of redemption of Securities to be redeemed shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 10.06.  Deposit of Redemption Price.
                ---------------------------

          Prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.03) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 10.07.  Securities Payable on Redemption Date.
                -------------------------------------

          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall not bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.12.

          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 10.08.  Securities Redeemed in Part.
                ---------------------------

          Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Section 10.09.  Offer to Purchase.
                -----------------

          Within 30 days following a Change of Control resulting in a Rating Decline and on any Asset Disposition Trigger Date, the Company shall mail to each holder of Securities, at such holder's registered address, a notice stating: (i) that an offer (an "Offer") is being made as a result of a Change of Control or one or more Asset Dispositions, the length of time the Offer shall remain open, and the maximum aggregate principal amount of Securities that shall be accepted for payment pursuant to such Offer, (ii) the purchase price, the amount of accrued and unpaid interest (including Special Interest) as of the purchase date, and the purchase date (the "Purchase Date"), (iii) in the case of a Change of Control, the circumstances and material facts regarding such Change of Control, to the extent known to the Company (including, but not limited to, information with respect to pro forma and historical financial information after giving effect to such Change of Control, and information regarding the Person or Persons acquiring control) and (iv) such other information required by this Indenture and applicable laws and regulations.

          On the Purchase Date for any Offer, the Company shall (1) in the case of an Offer resulting from a Change of Control, accept for payment all Securities tendered pursuant to such Offer and, in the case of an Offer resulting from one or more Asset Dispositions, accept for payment the maximum principal amount of Securities tendered pursuant to such Offer that can be purchased out of Excess Proceeds from such Asset Dispositions, which amount shall equal the product of (a) the amount of such Excess Proceeds and (b) a fraction whose numerator is the aggregate amount of all obligations owing under Securities tendered pursuant to such offering and whose denominator is the sum of the aggregate amount of all obligations owing under Securities tendered pursuant to such offering and the aggregate amount of all obligations owing under other Indebtedness of Clark USA or the Company tendered pursuant to similar rights to prepayment or repurchase, (2) deposit with the Paying Agent the aggregate purchase price of all Securities accepted for payment and any accrued and unpaid interest, including Special Interest, on such Securities as of the Purchase Date, and (3) deliver or cause to be delivered to the Trustee all Securities tendered pursuant to the Offer. If less than all Securities tendered pursuant to any Offer are accepted for payment by the Company for any reason, selection of the Securities to be purchased shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not so listed, by lot or by such method as the Trustee shall deem fair and appropriate; provided that Securities accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Securities accepted for payment an amount equal to the Purchase price for such Securities plus any accrued and unpaid interest, including Special Interest thereon, the Trustee shall promptly authenticate and mail to such holder of Securities accepted for payment in part new Securities equal in principal amount to any unpurchased portion of the Securities, and any Securities not accepted for payment in whole or in part shall be promptly returned to the holder thereof. On and after a Purchase Date, interest shall cease to accrue on the Securities accepted for payment. The Company shall announce the results of the Offer to holders of the Securities on or as soon as practicable after the Purchase Date.

          The Company shall comply with all applicable requirements of Rule 14e-1 under the Exchange Act and all other applicable securities laws and regulations thereunder, to the extent applicable, in connection with any Offer.

          Other than as specifically provided in this Section 10.09, any purchase pursuant to this Section 10.09 shall be made pursuant to the provisions of Sections 10.01 through 10.08 hereof.

                                  ARTICLE 11.
                                  -----------

          This Article intentionally left blank.

                                  ARTICLE 12.
                                  -----------


                       CHANGE OF CONTROL TRIGGERING EVENT
                       ----------------------------------


Section 12.01.  Change of Control Triggering Event.
                ----------------------------------

          In the event that there shall occur a Change of Control Triggering Event, then the Company shall make an Offer in accordance with Section 10.09 hereof to purchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, including Special Interest to the date of purchase.

                                  ARTICLE 13.
                                  -----------


                       DEFEASANCE AND COVENANT DEFEASANCE
                       ----------------------------------

Section 13.01.  Company's Option to Effect Defeasance or Covenant Defeasance.
                ------------------------------------------------------------

          The Company may at its option by Board Resolution, at any time, elect to have either Section 13.02 or Section 13.03 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

Section 13.02.  Defeasance and Discharge.
                ------------------------

          Upon the Company's exercise of the option provided in Section 13.01 applicable to this Section, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities, on and after the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 13.05 hereof and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in
Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, including Special Interest, on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Article 2 and Section 9.02 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 13.02 notwithstanding the prior exercise of its option under Section 13.03.

Section 13.03.  Covenant Defeasance.
                -------------------

          Upon the Company's exercise of the option provided in Section 13.01 applicable to this Section, (i) the Company shall be released from its obligations under Sections 9.06 through 9.15, inclusive and Section 9.17,
Section 10.09, Article 12, and Article 7 hereof and (ii) the occurrence of an event specified in Sections 4.01(3), 4.01(4) (with respect to any of Sections
9.06 through 9.15, inclusive and 9.17, Section 10.09 and Article 12), 4.01(5) and 4.01(6) shall not be deemed to be an Event of Default (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, Clause or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Section, Clause or Article or by reason of any reference in any such Section, Clause or Article to any other provision herein or in any other document shall not constitute a Default or an Event of Default under
Section 4.01 hereof, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.04.  Conditions to Defeasance or Covenant Defeasance.
                -----------------------------------------------

          The following shall be the conditions to application of either Section
13.02 or Section 13.03 to the then Outstanding Securities:

                (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.10 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or
          (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (premium, if any) and each installment of interest, including Special Interest, on the Securities on the Stated Maturity of such principal in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United

          States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

               (2) In the case of an election under Section 13.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred.

               (3) In the case of an election under Section 13.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred.

               (4) The Company shall have delivered to the Trustee an Officer's Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

               (5) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 4.01(7) and (8) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

               (6) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act

          (assuming all Securities are in default within the meaning of the Trust Indenture Act).

               (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

               (8) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 13.02 or the covenant defeasance under Section 13.03 (as the case may be) have been complied with.

               (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.

               (10) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the passing of 90 days following such deposit, the trust funds will not be subject to the effect of any proceeding or any bankruptcy, insolvency, reorganization, or similar laws regarding creditors' rights generally.

Section 13.05.  Deposited Money and U.S. Government Obligations to be Held in
                -------------------------------------------------------------
                Trust; Other Miscellaneous Provisions.
                --------------------------------------

          Subject to the provisions of the last paragraph of Section 9.03, all money and U.S. Government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee -- collectively, for purposes of this Section 13.05, the "Trustee") pursuant to Section 13.04 in respect of the Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, including Special Interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee its officers, directors, employees and agents against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 13.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities. The indemnity of this Section 13.05 shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

          Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 13.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 13.07.  Reinstatement.
                -------------

          If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 13.02 or 13.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.02 or 13.03; provided, however, that if the Company makes any payment of principal of (and premium, if any) or any applicable interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.


                              CLARK REFINING & MARKETING, INC.



                              By___________________________




Attest:

_______________________________



                              Bankers Trust Company
                              as Trustee


                                 Susan Johnson
                              By___________________________________
                                Authorized Signatory
Attest:


______________________________

                                   EXHIBIT A
                               (Face of Security)


                        CLARK REFINING & MARKETING, INC.

                          8 5/8% SENIOR NOTES DUE 2008

No. 181900AJ0                                                      $_________

          Clark Refining & Marketing, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum set forth above or such other principal sum indicated on the Schedule attached hereto (which shall not exceed $110,000,000) in United States Dollars on August 15, 2008, and to pay interest at the rate of 8 5/8% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for in cash in arrears on each February 15 and August 15 to the person whose name the Security is registered at the close of business on the February 1 or August 1 next preceding such Interest Payment Date, until the principal hereof is paid or made available for payment; provided, however, in the event that (i) the Company has not filed the registration statement relating to the Exchange Offer within 90 days following the Issue Date, or (ii) such registration statement has not become effective within 180 days following the Issue Date, (iii) the resale registration statement has not become effective within 105 days of the date on which the obligation to file such resale registration statement arose, or (iv) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline of the Exchange Offer Registration Statement, (v) the Company has not filed the resale registration statement within 45 days after the obligation to file such resale registration statement arose, or (vi) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in clauses (i) through (vi), the ''Registration Default''), then, as liquidated damages for such Registration Default, subject to the Registration Rights Agreement, special cash interest ("Special Interest"), in addition to Base Interest, shall accrue and be payable at a per annum rate of 0.25%. If the Company has not completed the Exchange Offer by the 270th day following the Closing (or, if applicable, the Shelf Registration has not become effective by the 150th day after the obligation to file it arose), the Special Interest shall accrue and be payable at a per annum rate of 0.5% until the Company has completed such Exchange Offer (or until such Shelf Registration has become effective).

          Any accrued and unpaid interest on this Security upon the issuance of an Exchange Note in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purchase (any such location being called a "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be payable in cash. Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

          If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  August 10, 1998


                                         CLARK REFINING & MARKETING, INC.



                                         By __________________________
                                            Name:
                                            Title:

Certificate of Authentication

          This is one of the 8 5/8% Senior Notes due 2008 referred to in the within-mentioned Indenture.

                                         BANKERS TRUST COMPANY,
                                         as Trustee


                                         By: _________________________
                                             Authorized Signatory

                               (Back of Security)

          THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS

LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. EACH IAI THAT IS NOT A QIB WILL BE REQUIRED TO EFFECT ANY TRANSFER OF NOTES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE INITIAL PURCHASERS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          This Security is one of a duly authorized issue of securities of the Company designated as its 8 5/8 % Senior Notes due 2008 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 10, 1998 (as it may from time to time be supplemented or amended by one or more supplemental indentures, herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This issue of Securities is limited in aggregate principal amount to $110,000,000.

          The Securities are subject to redemption at the option of the Company, in whole or in part at any time on or after August 15, 2003, upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing on the Company' Securities Registrar, in principal amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on August 15 of each of the years set forth below, plus, in each case, interest accrued thereon to, but excluding, the date of redemption.

       Year                                            Percentage
       ----                                            ----------
       2003                                              104.312%
       2004                                              102.156%
       2005 and thereafter                               100.000%

          In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Company to redeem for cash up to 35% in aggregate principal amount of the Securities originally issued under the Indenture at any time prior to August 15, 2002, at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued interest, including Special Interest, to the Redemption Date; provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after such redemption. Any such redemption shall be required to occur on or prior to 120 days after the receipt by the Company of the Net Available Proceeds of such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing in the Company's Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

          If less than all of the Securities are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

          The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to purchase for some or all of the Securities in accordance with the terms of the Indenture.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          In the event of redemption or purchase pursuant to a mandatory offer to purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any other change, in each case, that does not adversely affect the rights of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, including Special Interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, including Special Interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $10,000 and integral multiples of $1,000, provided, however that prior to the date of the Exchange Offer, all Institutional Accredited Investors must hold the Securities only in denominations of $100,000 or more and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 10.09 and 9.13 of the Indenture, check the box: [_]

          If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 10.09 and 9.13 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof):
$____________________.

Dated: ___________      Your Signature: _________________________________
               (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:  ___________________________________
                      (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)

                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________      Your Signature: _________________________________
               (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:

                      SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges of a part of this Global Note for another Global Note or for Definitive Securities have been made:

                                                                Principal Amount of          Signature of
                 Amount of decrease in   Amount of increase in  this Global Security     authorized officer of
Date of Exchange  Principal Amount of     Principal Amount of   following such decrease   Trustee or Security
----------------  this Global Security   this Global Security       (or increase)              Custodian
                  -------------------    ---------------------  -----------------------  ---------------------

                                  EXHIBIT A-1
                      (Face of Temporary Global Security)


                        CLARK REFINING & MARKETING, INC.

                          8 5/8% SENIOR NOTES DUE 2008

No. U1793BAD3                                                      $___________

          Clark Refining & Marketing, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of up to $110,000,000 in United States Dollars on August 15, 2008, and to pay interest at the rate of 8 5/8% per annum from the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for in cash in arrears on each February 15 and August 15 to the person whose name the Security is registered at the close of business on the February 1 or August 1 next preceding such Interest Payment Date, until the principal hereof is paid or made available for payment; provided, however, in the event that (i) the Company has not filed the registration statement relating to the Exchange Offer within 90 days following the Issue Date, or (ii) such registration statement has not become effective within 180 days following the Issue Date, (iii) the resale registration statement has not become effective within 105 days of the date on which the obligation to file such resale registration statement arose, or (iv) the Exchange Offer has not been consummated within 30 business days after the effectiveness deadline of the Exchange Offer Registration Statement, (v) the company has not filed the resale registration statement within 45 days after the obligation to file such resale registration statement arose, or (vi) any registration statement required by the Registration Rights Agreement is filed and declared effective but shall thereafter cease to be effective (except as specifically permitted therein) without being succeeded within 30 days by an additional registration statement filed and declared effective (any such event referred to in Clauses (i) through (vi), the ''Registration Default''), then, as liquidated damages for such Registration Default, subject to the Registration Rights Agreement, special cash interest ("Special Interest"), in addition to Base Interest, shall accrue and be payable at a per annum rate of 0.25%. If the Company has not completed the Exchange Offer by the 270th day following the Closing (or, if applicable, the Shelf Registration has not become effective by the 150th day after the obligation to file it arose), the Special Interest shall accrue and be payable at a per annum rate of 0.5% until the Company has completed such Exchange Offer (or until such Shelf Registration has become effective).

          Any accrued and unpaid interest on this Security upon the issuance of an Exchange Note in exchange for this Security shall cease to be payable to the Holder hereof but such accrued and unpaid interest shall be payable on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date.



                                     A-1-1

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date at the office or agency of the Company at New York, New York maintained for such purpose and at any other office or agency maintained by the Company for such purchase (any such location being called a "Place of Payment"); provided, however, that at the option of the Company payment of interest may be made by check to the address of the Person entitled thereto as such address shall appear on the Security Register. Interest shall be payable in cash. Any such interest not so punctually paid or duly provided, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date ("Special Record Date") for the payment of such defaulted interest to be fixed by the Company with the consent of the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such securities exchange, all as more fully provided in said Indenture.

          If this Security is a Global Security, all payments in respect of this Security will be payable to the Global Security Holder in its capacity as the registered Holder under the Indenture. If this Security is not a Global Security, payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, or at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on, all Global Securities and all other Securities the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



                                     A-1-2

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  August 10, 1998



                                    CLARK REFINING & MARKETING, INC.





                                    By __________________________
                                       Name:
                                       Title:

Certificate of Authentication

Dated:  August 10, 1998

          This is one of the 8 5/8% Senior Notes due 2008 referred to in the within-mentioned Indenture.

                                    BANKERS TRUST COMPANY,
                                    as Trustee


                                    By: __________________________
                                           Authorized Signatory



                                     A-1-3

                        (Back of Temporary Global Note)

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR BENEFICIAL INTERESTS IN THE REGULATION S PERMANENT GLOBAL NOTE, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

"THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "IAI"), (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) (TAKING INTO ACCOUNT THE PROVISIONS OF RULE 144(d) UNDER THE SECURITIES ACT, IF APPLICABLE) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
(C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING


                                     A-1-4

CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE REGISTRATION OF TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. EACH IAI THAT IS NOT A QIB WILL BE REQUIRED TO EFFECT ANY TRANSFER OF NOTES OR INTERESTS THEREIN (OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT) THROUGH ONE OF THE INITIAL PURCHASERS. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

          This Security is one of a duly authorized issue of securities of the Company designated as its 8 5/8 % Senior Notes due 2008 (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of August 10, 1998 (as it may from time to time be supplemented or amended by one or more supplemental indentures, herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company and the Trustee of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This issue of Securities is limited in aggregate principal amount to $110,000,000.

          The Securities are subject to redemption at the option of the Company, in whole or in part at any time on or after August 15, 2003, upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing on the Company' Securities Registrar, in principal amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing on August 15 of each of the years set forth below, plus, in each case, interest accrued thereon to, but excluding, the date of redemption.




                                     A-1-5

     Year                                                      Percentage
     ----                                                      ----------
     2003                                                       104.312 %
     2004                                                       102.156 %
     2005 and thereafter                                        100.000 %

          In addition, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to the extent the net cash proceeds thereof are contributed to the equity capital of the Company to redeem for cash up to 35% in aggregate principal amount of the Securities originally issued under the Indenture at any time prior to August 15, 2002, at a redemption price equal to 108.625% of the aggregate principal amount so redeemed, plus accrued interest, including Special Interest, to the Redemption Date; provided that at least 65% of the principal amount of Securities originally issued remain outstanding immediately after such redemption. Any such redemption shall be required to occur on or prior to 120 days after the receipt by the Company of the Net Available Proceeds of such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Securities to be redeemed at such holder's address appearing in the Company's Security Register, in principal amounts of $1,000 or an integral multiple of $1,000.

          If less than all of the Securities are to be redeemed at any time, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Securities to be redeemed; provided that Securities redeemed in part will only be redeemed in integral multiples of $1,000.

          The Indenture provides that, subject to certain conditions, if (i) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions or (ii) a Change of Control Triggering Event occurs, the Company shall be required to make an Offer to purchase for some or all of the Securities in accordance with the terms of the Indenture.

          The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

          In the event of redemption or purchase pursuant to a mandatory offer to purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          If an Event of Default shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the


                                     A-1-6

Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. The Indenture also provides that, without notice to or consent of any Holder, the Company and the Trustee may enter into one or more supplemental indentures to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated securities in addition to or in place of certificated Securities, or make any other change, in each case, that does not adversely affect the rights of any Holder of a Security in any material respect. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, including Special Interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Notes, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

          As provided in the Indenture, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, including Special Interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Securities are issuable only in registered form without coupons in denominations of $10,000 and integral multiples of $1,000, provided, however that prior to the date of the Exchange Offer, all Institutional Accredited Investors must hold the Securities only in denominations of $100,000 or more and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

          This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day restricted period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.


                                     A-1-7

          No service charge shall be made to the Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          No director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          Interest on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to conflicts of law principles thereof).


                                     A-1-8

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased in its entirety by the Company pursuant to Sections 10.09 and 9.13 of the Indenture, check the box: [_]

          If you want to elect to have only a part of this Security purchased by the Company pursuant to Sections 10.09 and 9.13 of the Indenture, state the amount (which must be $1,000 or integral multiples thereof): $_________________.

Dated: ___________      Your Signature: _________________________________
               (Sign exactly as name appears on the other side of this Security)

Signature Guarantee:  ___________________________________
                      (Signature must be guaranteed by a member firm of a national securities exchange or a commercial bank or trust company)



                                     A-1-9

                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

--------------------------------------------------------------------------------
                 (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Dated: _________      Your Signature: _________________________________
               (Sign exactly as name appears on the other side of this Security)


Signature Guarantee:


                                    A-1-10

                      SCHEDULE OF EXCHANGES OF SECURITIES

     The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note or for Definitive Securities, or of other Restricted Global Notes or Definitive Securities for an interest in this Regulation S Temporary Global Note, have been made:

                                                                         Principal Amount of         Signature of
                      Amount of decrease in    Amount of increase in    this Global Security     authorized officer of
                       Principal Amount of      Principal Amount of    following such decrease    Trustee or Security
 Date of Exchange     this Global Security     this Global Security         (or increase)              Custodian
-------------------  -----------------------  -----------------------  -----------------------   ---------------------




                                    A-1-11

                                   EXHIBIT B
                        FORM OF CERTIFICATE OF TRANSFER

          Clark Refining & Marketing, Inc.
          8182 Maryland Avenue
          St. Louis, Missouri 631105


          Bankers Trust Company
          Four Albany Street
          New York, New York 10006

          Re:  Clark Refining & Marketing, Inc. 8 5/8 % Senior Notes Due 2008

          Reference is hereby made to the Indenture with respect to the above-referenced securities, dated as of August 10, 1998 (the "Indenture"), between Clark Refining & Marketing, Inc., as issuer (the "Company"), and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of U.S. $_________ in such Note[s] or interests (the "Transfer"), to __________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [_] Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

2. [_] Check if Transferee will take delivery of a beneficial interest in the Regulation S Permanent Global Note or a Definitive Note pursuant to Regulation
S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [_] Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a) [_] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

          (b) [_] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

          (c) [_] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

          (d) [_] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than U.S. $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. [_] Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a) [_] Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b) [_] Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c) [_] Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

          This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                               --------------------------------
                                               [Insert Name of Transferor]


                                               By: ____________________________
                                                   Name:
                                                   Title:

Dated: _______________, ____

                       ANNEX A TO CERTIFICATE OF TRANSFER

1.  The Transferor owns and proposes to transfer the following:

                           [CHECK ONE OF (a) OR (b)]

     (a)   [_]  a beneficial interest in the:

           (i)   [_]  144A Global Note (CUSIP _________), or

           (ii)  [_]  Regulation S Global Note (CUSIP _________), or

           (iii) [_]  IAI Global Note (CUSIP ________); or

     (b)   [_]  a Restricted Definitive Note.

2.  After the Transfer the Transferee will hold:

                                  [CHECK ONE]

     (a)   [_]  a beneficial interest in the:

           (i)   [_]  144A Global Note (CUSIP ________), or

           (ii)  [_]  Regulation S Global Note (CUSIP ________), or

           (iii) [_]  IAI Global Note (CUSIP ________); or

           (iv)  [_]  Unrestricted Global Note (CUSIP ________); or

     (b)   [_]  a Restricted Definitive Note; or

     (c)   [_]  an Unrestricted Definitive Note,

  in accordance with the terms of the Indenture.

                                   EXHIBIT C

                        FORM OF CERTIFICATE OF EXCHANGE

          Clark Refining & Marketing, Inc.
          8182 Maryland Avenue
          St. Louis, Missouri 631105


          Bankers Trust Company
          Four Albany Street
          New York, New York 10006

          Re:  Clark Refining & Marketing, Inc. 8 5/8 % Senior Notes Due 2008


                             (CUSIP ______________)


          Reference is hereby made to the Indenture with respect to the above-referenced securities, dated as of August 10, 1998 (the "Indenture"), between Clark Refining & Marketing, Inc., as issuer (the "Company"), and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

          ____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of U.S. $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (b) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (c) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

          (d) [_] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

          (a) [_] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) [_] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ___ 144A Global Note, ____ Regulation S Global Note, ___ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                       ---------------------------------
                                           [Insert Name of Owner]


                                       By:______________________________
                                       Name:
                                       Title:

Dated: ________________, ____

                                   EXHIBIT D
                            FORM OF CERTIFICATE FROM
                  ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

          Clark Refining & Marketing, Inc.
          8182 Maryland Avenue
          St. Louis, Missouri 631105


          Bankers Trust Company
          Four Albany Street
          New York, New York 10006


          Re:  Clark Refining & Marketing, Inc. 8 5/8 % Senior Notes Due 2008

               Reference is hereby made to the Indenture with respect to the above-referenced securities, dated as of August 10, 1998 (the "Indenture"), between Clark Refining & Marketing, Inc., as issuer (the "Company"), and Bankers Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

               In connection with our proposed purchase of U.S. $____________ aggregate principal amount of:

          (a)  [_]  a beneficial interest in a Global Note, or

          (b)  [_]  a Definitive Note,

          we confirm that:

  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (c) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than U.S. $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Placement Agents.

  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.


                                        ----------------------------------------
                                        [Insert Name of Accredited Investor]


                                        By:_____________________________________
                                        Name:
                                        Title:


Dated: __________________, ____


                                      D-2